SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                General Motors Corporation
 .................................................................
       (Name of Registrant as Specified In Its Charter

                General Motors Corporation
 .................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                           GENERAL MOTORS

                                           Notice of Annual Meeting
                                           of Stockholders
                                           and Proxy Statement

             [GM LOGO]

        Annual Meeting
          June 7, 1999
         Hotel du Pont
 11th & Market Streets
  Wilmington, Delaware

                               4000 -PS -99

                           GENERAL MOTORS CORPORATION

                            NOTICE OF ANNUAL MEETING
                                                                  April 20, 1999

Dear Stockholder:
     We are pleased to invite you to attend the annual meeting of General Motors stockholders which will be held at 9:30 a.m. local time on Monday, June 7, 1999, at the Hotel du Pont, 11th & Market Streets, Wilmington, Delaware.

     PURPOSE OF THE MEETING -- As set forth in the attached Proxy Statement, the meeting will be held for the following purposes:

     ITEM NO. 1--to elect 15 directors;

     ITEM NO. 2--to ratify the selection of independent public accountants for
                 1999;

     ITEMS NO. 3 THROUGH 9--to act upon 7 stockholder proposals (if they are properly presented at the meeting).

     VOTING -- If you are a holder of record of Common Stock, $1 2/3 par value ("Common Stock"), or Class H Common Stock, $0.10 par value ("Class H Common Stock"), as of the close of business on April 8, 1999, you are entitled to vote at the meeting. Please read the attached Proxy Statement carefully for information on the matters that the meeting will consider and vote on.

     For this year's annual meeting, General Motors again is providing you the additional options of voting your proxy by telephone or the Internet. Stockholders can vote by calling a toll-free number or by using the Internet or you can choose to mail your signed proxy card to GM's tabulator in the envelope provided. If you choose to vote electronically, your voting instructions will be confirmed before your telephone or Internet connections terminate.

     Delaware law requires that a list of all stockholders entitled to vote at the 1999 annual meeting must be available for examination. Such a list will be available at the offices of Richards, Layton & Finger, One Rodney Square, 920 King Street, 2nd Floor, Wilmington, Delaware, for ten days before the meeting, between 9:00 a.m. and 5:00 p.m., and during the annual meeting.

     FORMAT OF THE 1999 ANNUAL MEETING -- We plan to conduct a short meeting focused on business items, including electing directors, voting on management and stockholder proposals, and related discussion. After that, we will provide time for your questions and comments.

     If you plan to attend the annual meeting, please enclose a note with your proxy. As a stockholder you may order two admission tickets. If you hold your stock through a broker, please bring evidence of ownership to the meeting and we will provide you with an admission ticket. In order to accommodate as many speakers as possible, only stockholders or valid proxy holders may speak at the meeting. If you have voted electronically and wish to attend the annual meeting, please use the return envelope provided to order your tickets but do not enclose your proxy. Please include your return address so that we can mail the admittance tickets to you. If you do not receive your tickets by mail, you may request tickets at the door. However to make certain that there is enough room for everyone who wants to attend, we strongly urge you to obtain your tickets in advance.

     STOCKHOLDER COMMUNICATIONS -- In addition to the annual meeting, we will continue to hold our regional Stockholder Forums throughout the year. These meetings, held in various locations around the country, provide a less formal way for you to discuss General Motors with top management. This year's Forum schedule was announced in the March issue of Stockholder News, and it will be repeated in the June issue. Also, we will continue to provide you with information about the Corporation as well as your individual accounts through our toll-free number (1-800-331-9922). You can also receive information about your GM stock and the Corporation on GM's home page on the Internet, www.gm.com.

     IF YOU ARE GOING TO VOTE BY MAIL, PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. IF YOUR VOTE IS THE SAME AS THE BOARD OF DIRECTORS' RECOMMENDATIONS, YOU DO NOT HAVE TO MARK ANY BOXES. JUST SIGN AND DATE THE PROXY/VOTING INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  Cordially,

          /s/ Nancy E. Polis                        /s/ John F. Smith
                Secretary                 Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................   iii
  Selecting Candidates to Serve on the Board of Directors..............   iii
  Director Compensation................................................   iii
  Committees of the Board of Directors.................................    iv

Proxy Statement

  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Directors.............................     2
  Report of the Executive Compensation Committee.......................    10
  Executive Compensation Tables........................................    15

  ITEM NO. 2--   Ratification of the selection of Deloitte & Touche
                 LLP as independent public accountants for
                 the year 1999........................................     24

  ITEM NO. 3--   Stockholder proposal regarding disclosure of
                 executive officer compensation.......................     24

  ITEM NO. 4--   Stockholder proposal to discontinue incentive
                 awards...............................................     25

  ITEM NO. 5--   Stockholder proposal regarding greenhouse gas
                 emissions............................................     26

  ITEM NO. 6--   Stockholder proposal to provide for cumulative
                 voting...............................................     29

  ITEM NO. 7--   Stockholder proposal to limit board memberships......     31

  ITEM NO. 8--   Stockholder proposal regarding nomination of a Board
                 candidate............................................     34

  ITEM NO. 9--   Stockholder proposal regarding independent directors
                 on key Board committees..............................     36

  Expenses of Solicitation............................................     39

  Other Matters.......................................................     39

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although you may not be able to attend the annual meeting in person, you have the opportunity to vote by using the proxy solicited by the Board of Directors which is enclosed with this document. After you sign and return your proxy form or vote by telephone or the Internet, the Proxy Committee will vote your shares according to your instructions. You can indicate your choices by marking the enclosed proxy. If you sign and return your proxy and do not specify a choice, your shares will be voted as the Board of Directors has recommended. If you prefer, you may also vote by ballot at the annual meeting, which will cancel any proxy you previously gave.

     By signing and returning the proxy forms or by voting electronically, you will authorize the Proxy Committee to vote your shares of common stock as you direct and on any matters that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee is composed of four executive officers of the Corporation; J. F. Smith, Jr., H. J. Pearce,
G. R. Wagoner, Jr. and J. M. Losh, each of whom is authorized to act on behalf of the Committee.

     As a matter of policy, General Motors believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count, and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting, the Board of Directors will submit its nominees for election as directors. In addition, GM's By-laws require that at each annual meeting the stockholders approve the independent public accountants selected by the Audit Committee of the Board of Directors. The Board of Directors also may submit other matters for your approval at the annual meeting.

     In addition to these matters presented by the Board of Directors, you may be asked to vote on one or more stockholder proposals. We have been asked from time to time why the Board opposes the stockholder proposals included in the Proxy Statement.

     THE BOARD DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN WE AGREE WITH A PROPOSAL AND THINK IT IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS, IT USUALLY CAN BE IMPLEMENTED WITHOUT A STOCKHOLDER VOTE. THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE ONLY THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     The deadline for including a proposal in the Corporation's Proxy Statement for the 2000 Annual Meeting is December 22, 1999. Any proposals intended to be presented at the 2000 meeting must be received by the Corporation on or before that date.

DIRECTORS

     The Board of Directors held a total of 10 meetings in 1998. It is currently composed of 15 members. At the request of the Board of Directors, Mr. John G. Smale will stand for election as an exception to the Director Retirement Policy. If you elect all 15 nominees at the 1999 annual meeting, the Board will be composed of 12 directors who have never been employed by General Motors and three who are currently officers of the Corporation.

     In addition to being members of the Board, most directors served on one or more of its seven standing Committees, which cover a total of 41 memberships. (Please refer to "Committees of the Board of Directors" commencing on page iv for information concerning each Committee's responsibility and current membership.) Directors spend a considerable amount of time preparing for Board and Committee meetings and from time to time are called upon for their counsel between meetings. In 1998, average attendance at Board and Committee meetings was 90%. Messrs. Charles T. Fisher III and Harry J. Pearce attended less than 75% of these meetings due to illness.

SELECTING CANDIDATES TO SERVE ON THE BOARD OF DIRECTORS

     Under the Corporation's By-laws, each year prior to the annual meeting of stockholders the Committee on Director Affairs recommends the Board's nominees to serve as GM directors for the next year. The Board is soliciting proxies to elect these individuals. Except for John F. Smith, Jr., Harry J. Pearce, and
G. Richard Wagoner, Jr. who are employees of the Corporation, all candidates nominated by the Board of Directors have been determined to be "Independent Directors" as defined under Section 2.12 of the Corporation's By-laws. (If you would like a copy of GM's By-laws, please write to the Secretary, General Motors Corporation, 100 Renaissance Center, P.O. Box 100, Detroit, Michigan 48265-1000.)

     To recommend an individual for Board membership, write to the Secretary at the address given above. If you intend to nominate a candidate for director at the annual meeting or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the Securities and Exchange Commission's proxy rules, which is discussed on page ii), you must give the Corporation written notice. Such notice must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2000 Annual Meeting, such notice must be received between December 8, 1999 and February 6, 2000.

DIRECTOR COMPENSATION

     Only non-employee directors receive payment for serving on the Board. Since Messrs. Smith, Pearce and Wagoner are employees of the Corporation, they do not receive director fees. Non-employee directors are not eligible to participate in the executive incentive program, Savings-Stock Purchase Program or any of the Retirement Programs for General Motors employees. Other than as described in this section, there are no separate benefit plans for directors. The fees paid to non-employee directors are as follows:

                                                     Fee Per Meeting
                                Annual Retainer          Attended               Stock Based Compensation
                                ---------------      ---------------      -------------------------------------
Board........................       $26,000              $ 1,000          $14,000 Restricted Stock Unit grant (a)
Committees (Excluding the
  Executive Committee)
     Chair...................       $11,000              $   750
     Member..................       $ 6,000              $   750
Executive Committee..........             x              $   750
Special per diem (b).........             x              $ 1,000
Annual Stock Grant (c).......                                              $10,000 Restricted Stock Unit grant
                                                                                 OR a stock option grant

(a) Non-employee directors are required to defer $14,000 of their annual retainer in units of GM common stocks under the General Motors Deferred Compensation Plan for Non-Employee Directors. In addition, under this plan directors may also elect to defer all or a portion of their remaining compensation in cash or units of GM common stocks.

(b) Fee for special services and assignments requiring a director's attendance outside the scope of ordinary Board and Committee activities.

(c) For 1999, under the GM Non-Employee Director Long-Term Stock Incentive Plan, eligible non-employee directors elected to receive either a stock option for 910 shares of Common Stock and 140 shares of Class H Common Stock or Restricted Stock Units for $10,000 split 90% Common Stock and 10% Class H Common Stock.

     Restricted Stock Units under both the Deferred Compensation and Stock Incentive Plans are credited with dividend equivalents in the form of additional stock units of the same class. Amounts deferred under either plan are generally not available until after the director retires from the Board at age 70. After the director leaves the Board, payment under both plans will be made in cash based on the number of stock units and the market price of the related GM common stocks at the time of payment.

     Mr. John G. Smale is Chair of the Board's Executive Committee, for which he is paid $200,000 annually. In this capacity he serves as an ex-officio member of each of the standing committees of the Board; he does not receive additional compensation for ex-officio service.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE met four times in 1998. The Committee reviews the scope and results of the audits, the notice and application of accounting principles, and the effectiveness of internal controls. In its oversight role, it assures that management fulfills its responsibilities in preparing the financial statements.

Membership:     Dennis Weatherstone (Chair)             Karen Katen                    John G. Smale
                Percy N. Barnevik                       Ann D. McLaughlin              Louis W. Sullivan
                John H. Bryan                           Eckhard Pfeiffer

     CAPITAL STOCK COMMITTEE met two times in 1998. The Committee oversees the relationship between General Motors and its wholly owned subsidiary Hughes Electronics Corporation to ensure that transactions between the two companies are in the best interests of each corporation and are fair to the holders of both classes of GM's common stock.

Membership:     George M. C. Fisher (Chair)             Ann D. McLaughlin              John G. Smale
                John H. Bryan                           Eckhard Pfeiffer               Dennis Weatherstone

     COMMITTEE ON DIRECTOR AFFAIRS met two times in 1998. The Committee researches and recommends candidates for membership on the Board and conducts continuing studies of the size, composition and compensation of the Board. The Committee is also responsible for periodically reviewing GM's guidelines for corporate governance and proposing improvements.

Membership:     J. Willard Marriott, Jr. (Chair)        Charles T. Fisher III
                Thomas E. Everhart                      John G. Smale

     EXECUTIVE COMMITTEE met four times in 1998. The members of the Committee are the chairs of the other standing Committees, plus the chair of the Committee, who is designated by the Board and cannot be the chair of any other standing Committee. The chair is also an ex-officio member of each of the other standing Committees of the Board. Between Board meetings, the Committee can exercise all of the powers and authority of the entire Board.

Membership:     John G. Smale (Chair)                   George M. C. Fisher            Ann D. McLaughlin
                John H. Bryan                           J. Willard Marriott, Jr.       Dennis Weatherstone
                Charles T. Fisher III

     EXECUTIVE COMPENSATION COMMITTEE met six times in 1998. The Committee determines the compensation of senior executives, including all officers of the Corporation, and approves any benefit or incentive compensation plan of the Corporation or its major subsidiaries which affects employees subject to its review. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers.

Membership:     John H. Bryan (Chair)                   J. Willard Marriott, Jr.       Dennis Weatherstone
                George M. C. Fisher                     John G. Smale

     INVESTMENT FUNDS COMMITTEE met two times in 1998. The Committee serves as the named fiduciary of all GM's and its subsidiaries' benefit plans governed by the Employee Retirement Income Security Act (ERISA).

Membership:     Charles T. Fisher III (Chair)           J. Willard Marriott, Jr.       John F. Smith, Jr.
                George M. C. Fisher                     John G. Smale

     PUBLIC POLICY COMMITTEE met four times in 1998. The Committee fosters GM's commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Matters reviewed by this Committee include research and development, automotive safety, environmental matters, diversity, health care, trade, and economic development. The Committee provides public policy guidance to management to support GM's progress in growing the business globally within the framework of GM's core values.

Membership:     Ann D. McLaughlin (Chair)               Charles T. Fisher III          John G. Smale
                Percy N. Barnevik                       Karen Katen                    Louis W. Sullivan
                Thomas E. Everhart

                          GENERAL MOTORS CORPORATION
      100 RENAISSANCE CENTER, P.O. BOX 100, DETROIT, MICHIGAN 48265-1000

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 1999

     This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors of General Motors Corporation, to be used at the annual meeting of stockholders of the Corporation. The accompanying proxy card enclosed with this Statement represents your holdings of Common Stock and Class H Common Stock in the registered account name shown. We expect that this Proxy Statement and the enclosed proxy will be mailed on or after Tuesday, April 20, 1999, to each stockholder entitled to vote.

     Using the proxy card, you may give instructions to grant or withhold authority to vote for election of all the Board of Directors' nominees, or any individual nominee, and to vote for or against, or abstain from voting upon, each of the eight proposals. After you have signed and returned the enclosed proxy card, you may revoke it at any time until it is voted at the annual meeting, either by sending a written notice of revocation or a subsequent proxy card, by voting subsequently by telephone or by Internet, or by voting in person at the annual meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

     If you participate in General Motors' stock plans for employees -- the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the "GM S-SPP"), the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "GM PSP"), the General Motors Canadian Savings-Stock Purchase Program, the Hughes Non-Bargaining Employees Thrift and Savings Plan (the "Hughes Non-Bargaining Plan"), the Hughes Bargaining Employees Thrift and Savings Plan (the "Hughes Bargaining Plan"), the Saturn Individual Savings Plan for Represented Members (the "Saturn ISP"), or the GMAC Mortgage Corporation Savings Incentive Plan -- your proxy card will also serve as a voting instruction for the trustees, plan committees or independent fiduciaries of those plans. If you do not provide instructions via your proxy card with respect to stock in the GM S-SPP, the GM PSP, the Hughes Non-Bargaining Plan, the Hughes Bargaining Plan and the Saturn ISP, those shares may be voted by the trustee, plan committee or independent fiduciary at their discretion. For all the other plans named above, the shares will not be voted unless you sign and return the proxy card.

     If you participate in any of these plans or maintain other accounts under more than one name (e.g., with and without a middle initial), you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive or alternatively vote all these shares by telephone or the Internet.

     Brokers, dealers, banks, voting trustees, and their nominees who want a supply of the Corporation's proxy soliciting material to send to beneficial owners should write to:

            General Motors Corporation
            c/o Morrow & Co., Inc.
            445 Park Avenue, 5th Floor
            New York, NY 10022-2606

     The Board of Directors designated April 8, 1999, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had 647,742,498 shares of Common Stock and 106,728,465 shares of Class H Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote and each share of Class H Common Stock entitles the holder to 0.6 vote.

     Except for Item 1, each proposal in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the meeting. Item 1, the election of directors, is somewhat different: the 15 candidates who receive the most votes will be elected to the 15 available memberships on the Board. If you return a signed proxy form or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the meeting with regard to that proposal.)

                                   ITEM NO. 1
                      Nomination and Election of Directors

     The Proxy Committee will vote your shares for the 15 nominees described in the following section unless you withhold such authority. Each director will serve until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. If any nominees for directors become unavailable, which we do not anticipate, the Board of Directors may decrease the number of directors to be elected or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Thomas H. Wyman retired from the Board of Directors on October 5, 1998 when he was named Lead Director for Delphi Automotive Systems Corporation. Mr. Wyman joined the GM Board in 1985 as Chairman, President and Chief Executive Officer, CBS Inc. At the time of retirement from the GM Board, Mr. Wyman served as Chairman of the Investment Funds Committee and was a member of the Capital Stock, Director Affairs, Executive, and Executive Compensation Committees.

     G. Richard Wagoner, Jr. is the only nominee who was elected a director of General Motors since the last annual meeting of stockholders.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information about each nominee's principal occupation or employment and other affiliations and about the Common Stock and Class H Common Stock beneficially owned at February 28, 1999, has been furnished to the Corporation by the nominees for directors. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional, and trade organizations.

PERCY N. BARNEVIK

               AGE  58  JOINED GM BOARD 1996   COMMITTEES -- Audit, Public
                                               Policy
               Chairman, ABB Asea Brown Boveri Ltd., Zurich, Switzerland, serving electric power generation, transmission, and distribution customers as well as industrial, environmental control, and mass transit markets
               DIRECTORSHIPS -- ABB Asea Brown Boveri Ltd., Chairman of Investor AB, Chairman of AstraZeneca PLC, and Chairman of Sandvik AB
               AFFILIATIONS -- Representative of the European Commission to the ASEM (Asia-Europe) Vision Group, Chairman of the EU Enlargement Work Group, Member of the World Economic Forum Foundation Board, European Round Table of Industrialists, the Advisory Board of the Council on Foreign Relations, the Center for Strategic and International Studies, The Business Council, Advisory Councils at the Graduate School of Stanford University, Wharton School of Business Administration, and Humboldt University (Berlin)

JOHN H. BRYAN

               AGE  62  JOINED GM BOARD 1993   COMMITTEES -- Executive
                                               Compensation (Chair), Audit,
                                               Capital Stock, Executive

               Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, IL
               DIRECTORSHIPS -- Sara Lee Corporation, BP Amoco p.l.c., Bank One Corporation, and the First National Bank of Chicago AFFILIATIONS -- Member of The Business Roundtable and The Business Council, President's Committee on the Arts and Humanities; Chairman, National Trust Council of the National Trust for Historic Preservation; Member of the Board and past Chairman of Catalyst; Trustee of the University of Chicago and life Trustee of Rush-Presbyterian-St. Luke's Medical Center; Vice Chairman of the Art Institute of Chicago

THOMAS E. EVERHART

               AGE  67  JOINED GM BOARD 1989   COMMITTEES -- Director
                                               Affairs, Public Policy

               President Emeritus and Professor of Electrical Engineering and Applied Physics, California Institute of Technology, Pasadena, CA
               DIRECTORSHIPS -- Hewlett-Packard Corporation, Hughes Electronics Corporation, Saint-Gobain Corporation, Reveo, Inc., and Raytheon Corporation
               AFFILIATIONS -- Member of the Board of Trustees of California Institute of Technology; Member of the Board of Directors of Electric Power Research Institute (EPRI) and the Corporation for National Research Initiatives (CNRI); Senior Scientific Advisor to the Chair of the W. M. Keck Foundation; Member of National Academy of Engineering Council and Executive Committee, Council on Competitiveness; Former Chairman of General Motors Science Advisory Committee

CHARLES T. FISHER III

               AGE  69  JOINED GM BOARD 1972   COMMITTEES -- Investment Funds
                                               (Chair), Director Affairs,
                                               Executive, Public Policy

               Retired Chairman and President of NBD Bancorp, Inc. and its principal subsidiary NBD Bank, N.A., Detroit, MI
               DIRECTORSHIPS -- AMR Corporation and American Airlines, Inc.; Honorary Director, Bank One Corporation.
               AFFILIATIONS -- Trustee of Citizens Research Council of
               Michigan

GEORGE M. C. FISHER

               AGE  58  JOINED GM BOARD 1996   COMMITTEES -- Capital Stock
                                               (Chair), Executive, Executive
                                               Compensation, Investment Funds

               Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, NY, since December 1, 1993. Held additional office of President (December 1993-96); Chairman and Chief Executive Officer, Motorola, Inc. (1990-93)
               DIRECTORSHIPS -- Eastman Kodak Company and AT&T Corporation AFFILIATIONS -- Chairman of the Boards of University of Illinois Foundation and the U.S. China Business Council; Member of The Business Roundtable, The Business Council, and Advisory Council for Trade Policy and Negotiations (ACTPN)

KAREN KATEN
               AGE  49  JOINED GM BOARD 1997   COMMITTEES -- Audit, Public
                                               Policy

               President of the Pfizer U.S. Pharmaceuticals Group, the principal operating division of Pfizer, Inc. New York, NY, since 1995, and Executive Vice President of the global Pfizer Pharmaceuticals Group (1993-95) and Corporate Vice President (since 1992)
               DIRECTORSHIPS -- Harris Corporation
               AFFILIATIONS -- Member of the International Council of J.P. Morgan & Co., Chair of the National Pharmaceutical Council, Trustee of the University of Chicago and council member of the Graduate School of Business; Member of Board of the National Coalition of Hispanic Health and Human Services Organizations, the American Bureau for Medical Advancement in China, the Women's Forum, Inc., the United Way Tri-State, and National Board of Trustees of American Cancer Society Foundation

J. WILLARD MARRIOTT, JR.

               AGE  67  JOINED GM BOARD 1989   COMMITTEES -- Director Affairs
                                               (Chair), Executive, Executive
                                               Compensation, Investment Funds

               Chairman and Chief Executive Officer, Marriott International, Inc., Washington, DC, since October 1993; President (October 1993-March 1997); Chairman, President and Chief Executive Officer, Marriott Corporation (1985-93)
               DIRECTORSHIPS -- Marriott International, Inc., Host Marriott Corporation, and Host Marriott Services Corporation AFFILIATIONS -- Director of the U.S.-Russia Business Council and the Naval Academy Endowment Trust; Serves on Board of Trustees of National Geographic Society and Board of Directors of Georgetown University; Member of The Business Council

ANN D. MCLAUGHLIN

               AGE  57  JOINED GM BOARD 1990   COMMITTEES -- Public Policy
                                               (Chair), Audit, Capital Stock,
                                               Executive

               Chairman, The Aspen Institute; Former U.S. Secretary of Labor (1987-89); President, Federal City Council, Washington, DC (1990-95)
               DIRECTORSHIPS -- AMR Corporation and its subsidiary American Airlines, Inc., Fannie Mae, Harman International Industries, Host Marriott Corporation, Donna Karan International, Inc., Kellogg Company, Nordstrom, Union Camp Corporation, and Vulcan Materials Company
               AFFILIATIONS -- Member of the Board of The Public Agenda Foundation, The Conservation Fund and Board of Overseers of the Wharton School of the University of Pennsylvania, and Rand Corporation

 HARRY J. PEARCE

               AGE  56  JOINED GM BOARD 1996

               Vice Chairman, Board of Directors since January 1, 1996, with responsibility for the Public Policy Center, the Enterprise Activities Group, Global Human Resources and the GM University, Diversity Initiatives, Information Systems & Services, Office of the Secretary, Corporate Strategy and Knowledge Development, GM Locomotive Group, Allison Transmission Division and Hughes Electronics Corporation; Executive Vice President (1994-95); Executive Vice President and General Counsel (1992-94), Vice President and General Counsel (1987-92); Joined General Motors Corporation in 1985 DIRECTORSHIPS -- Delphi Automotive Systems Corporation, Hughes Electronics Corporation, Marriott International, Inc., and
               MDU Resources Group, Inc.
               AFFILIATIONS -- Member, U.S. Air Force Academy's Board of Visitors, Northwestern University School of Law's Law Board; Trustee, Howard University; Member of The Conference Board

ECKHARD PFEIFFER
               AGE  57  JOINED GM BOARD 1996   COMMITTEES -- Audit, Capital
                                               Stock

               President and Chief Executive Officer (since October 1991), Compaq Computer Corporation, Houston, Texas; Executive Vice President and Chief Operating Officer (January-October 1991); President, Europe and International Division (1989-90) DIRECTORSHIPS -- Compaq, Bell Atlantic Corporation, and Hughes Electronics Corporation
               AFFILIATIONS -- Serves on Advisory Board of Deutsche Bank; Member of the Board of Trustees, Southern Methodist University and Executive Board of the Cox School of Business-Southern Methodist University

JOHN G. SMALE
                AGE  71  JOINED GM BOARD 1982  COMMITTEES -- Executive
                                               (Chair), ex-officio member
                                               of Audit, Capital Stock,
                                               Director Affairs, Executive
                                               Compensation, Investment
                                               Funds, Public Policy

               Chairman of the Executive Committee of General Motors Corporation since January 1, 1996; Former Chairman, General Motors Corporation (November 2, 1992-December 31, 1995); Retired Chairman and Chief Executive of The Procter & Gamble Company
               DIRECTORSHIPS -- Hughes Electronics Corporation and Rand
               McNally

JOHN F. SMITH, JR.

               AGE  61  JOINED GM BOARD 1990   COMMITTEE -- Investment Funds

               Chairman, General Motors Corporation since January 1, 1996, Chief Executive Officer since 1992 and President (1992-98), Vice Chairman, Board of Directors (1990-92); Joined General Motors Corporation in 1961
               DIRECTORSHIPS -- Delphi Automotive Systems Corporation, Hughes Electronics Corporation, and The Procter & Gamble Company AFFILIATIONS -- Co-Chairman of The Business Roundtable and member of The Business Council, U.S.-Japan Business Council, Chairman of Catalyst, Member of the Chancellor's Executive Committee of the University of Massachusetts; Board of Trustees, Boston University, Board of Overseers of Memorial Sloan-Kettering Cancer Center, Board of Governors of The Nature Conservancy, and Board of Polish-American Enterprise Fund; Representative to the Asian-Pacific Economic Cooperation (APEC) Business Advisory Council (ABAC)

LOUIS W. SULLIVAN

               AGE  65  JOINED GM BOARD 1993   COMMITTEES -- Audit, Public
                                               Policy

               President, Morehouse School of Medicine, Atlanta, Georgia, since January 21, 1993; U.S. Secretary of Health and Human Services (1989-93)
               DIRECTORSHIPS -- Georgia Pacific, 3M Corporation, Household International Inc., CIGNA Corporation, Bristol-Myers Squibb Company, and Equifax Corporation
               AFFILIATIONS -- United Way of America, Boy Scouts of America, Little League Foundation, and Board of Visitors, University of California School of Medicine at Davis

G. RICHARD WAGONER, JR.

               AGE  46  JOINED GM BOARD 1998

               President and Chief Operating Officer since October 1998 with responsibility for GM's global automotive activities; Chair of the GM Automotive Strategy Board; Executive Vice President and President GM's North American Operations (July 1994-October
               1998); Executive Vice President and Chief Financial Officer (1992-1994). Joined General Motors Corporation in 1977 AFFILIATIONS -- Chairman of the Board of Visitors for Duke University's Fuqua School of Business; Chairman of the Society of Automotive Engineers (SAE) VISION 2000 Executive Committee; Member, Board of Trustees for Detroit Country Day School

DENNIS WEATHERSTONE

               AGE  68  JOINED GM BOARD 1986   COMMITTEES -- Audit (Chair),
                                               Capital Stock, Executive,
                                               Executive Compensation

               Retired Chairman of J. P. Morgan & Co., Incorporated and its subsidiary Morgan Guaranty Trust Company of New York DIRECTORSHIPS -- L'Air Liquide, and Merck & Co., Inc. AFFILIATIONS -- Member of J. P. Morgan & Co., Inc. International Council and The Business Council; President and Trustee of the Royal College of Surgeons Foundation, Inc., New York; Trustee of the Alfred P. Sloan Foundation; Independent member of the Board of Banking Supervision of the Financial Services Authority, London; Director of the Institute for International Economics

 SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN OTHERS

     The beneficial ownership of all classes of common stock of the Corporation for each nominee for Director, each Named Executive Officer, and all current directors and officers of the Corporation as a group is shown in the following table. All information is as of February 28, 1999.

     Each of the individuals/groups listed below owns less than one percent of the outstanding shares and voting power of any class of common stock of the Corporation, except as follows:

     * Bankers Trust New York Corporation, its wholly owned subsidiary Bankers Trust Company (acting as trustee for various trusts and employee benefit plans), and certain of its indirect wholly owned subsidiaries that act as investment advisors beneficially own an aggregate of 15.4% of the outstanding shares and voting power of the Class H Common Stock (1.4% of the combined voting power of the Common Stock and Class H Common Stock).

     * State Street Bank and Trust Company (acting as trustee for various trusts and employee benefit plans) beneficially owns 11.7% of the outstanding shares and voting power of the Common Stock (10.7% of the combined voting power of the Common Stock and Class H Common Stock).

     In most cases, each individual has sole voting and investment power with respect to the shares he or she beneficially owns. Where this is not the case, voting and investment power is clarified in a footnote. The shares listed below do not include any Common Stock or Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations or by educational and charitable institutions of which certain directors and officers serve as directors or trustees.

                                            Shares                    Deferred
                                      Beneficially Owned            Stock Units                Total Shares
                                  --------------------------    --------------------    --------------------------
                                                   Class H                  Class H                      Class H
                                    Common         Common        Common      Common       Common         Common
           Directors                 Stock          Stock        Stock       Stock         Stock          Stock
-------------------------------   -----------    -----------    --------    --------    -----------    -----------
                                       #              #            #           #             #              #
P. N. Barnevik (c).............        10,000            -0-         705         167         10,705            167
J. H. Bryan (c)................         7,000            -0-       5,835         786         12,835            786
T. E. Everhart (d).............           400            -0-      10,054       9,661         10,454          9,661
C. T. Fisher III (d)(e)........         2,844             58      10,192       8,703         13,036          8,761
G. M. C. Fisher (d)............         5,000            -0-         620       2,083          5,620          2,083
K. Katen (c)...................         2,000            -0-         773         304          2,773            304
J. W. Marriott, Jr. (c)........         1,000            -0-       8,258       5,313          9,258          5,313
A. D. McLaughlin (c)...........         2,402            -0-       2,144       1,889          4,546          1,889
H. J. Pearce (f)...............        40,357         37,826      24,633      12,498         64,990         50,324
E. Pfeiffer (d)................         6,000            -0-       2,842       1,543          8,842          1,543
J. G. Smale (c)................        16,000            200       5,989         440         21,989            640
J. F. Smith, Jr. (f)...........       171,465         28,136      53,694      18,935        225,159         47,071
L. W. Sullivan (c).............           100            -0-       2,901         892          3,001            892
G. R. Wagoner, Jr. (f).........        54,434         10,729      25,033       9,510         79,467         20,239
D. Weatherstone (c)............         6,000            -0-      18,659      11,691         24,659         11,691

                                   Total Value         Stock Options(b)
                                    of Common       -----------------------
                                       and                         Class H
                                     Class H          Common        Common
           Directors                Shares(a)          Stock        Stock
-------------------------------   --------------    -----------    --------
                                        $                #            #
P. N. Barnevik (c).............          891,686            -0-         -0-
J. H. Bryan (c)................        1,096,749          2,084         -0-
T. E. Everhart (d).............        1,318,985          1,084         -0-
C. T. Fisher III (d)(e)........        1,489,684          2,084         -0-
G. M. C. Fisher (d)............          562,284          2,084         -0-
K. Katen (c)...................          243,285            -0-         -0-
J. W. Marriott, Jr. (c)........        1,015,061            -0-         -0-
A. D. McLaughlin (c)...........          464,460          1,000         -0-
H. J. Pearce (f)...............        7,740,364        308,211      98,223
E. Pfeiffer (d)................          802,810          1,000         -0-
J. G. Smale (c)................        1,845,613          2,084         -0-
J. F. Smith, Jr. (f)...........       20,810,408        804,495         -0-
L. W. Sullivan (c).............          289,856          1,000         -0-
G. R. Wagoner, Jr. (f).........        7,515,874        360,385         -0-
D. Weatherstone (c)............        2,587,545            -0-         -0-

                                            Shares                    Deferred
                                      Beneficially Owned            Stock Units                Total Shares
                                  --------------------------    --------------------    --------------------------
                                                   Class H                  Class H                      Class H
                                    Common         Common        Common      Common       Common         Common
    Other Named Executives           Stock          Stock        Stock       Stock         Stock          Stock
-------------------------------   -----------    -----------    --------    --------    -----------    -----------
J. T. Battenberg III (f)(g)....         4,157          7,194      15,493       5,552         19,650         12,746
L. R. Hughes (f)...............        18,140         12,082      23,992       8,943         42,132         21,025
All directors and officers of
  the Corporation as a group
  (f)..........................       876,475        187,842     383,632     103,970      1,260,107        291,812
Bankers Trust New York
  Corporation..................         - 0 -     16,318,581         -0-         -0-            -0-     16,318,581
101 Liberty Street
New York, NY 10006
State Street Bank and Trust
  Company......................    76,684,789            -0-         -0-         -0-     76,684,789            -0-
225 Franklin Street
Boston, MA 02110

                                   Total Value         Stock Options(b)
                                    of Common       -----------------------
                                       and                         Class H
                                     Class H          Common        Common
    Other Named Executives          Shares(a)          Stock        Stock
-------------------------------   --------------    -----------    --------
J. T. Battenberg III (f)(g)....        2,223,788        128,401         -0-
L. R. Hughes (f)...............        4,470,588        268,410         -0-
All directors and officers of
  the Corporation as a group
  (f)..........................      117,805,042      4,615,291     132,639
Bankers Trust New York
  Corporation..................      770,073,837            -0-         -0-
101 Liberty Street
New York, NY 10006
State Street Bank and Trust
  Company......................    6,331,096,180            -0-         -0-
225 Franklin Street
Boston, MA 02110

(a) The total value is based on the February 26, 1999 closing market prices of $82.56 for Common Stock and $47.19 for Class H Common Stock.

(b) This column reports the number of shares that may be acquired through exercise of stock options within 60 days from February 28, 1999. The shares reported in this column reflect adjustments to the original option grants to reflect the recapitalization of the Class H stock in December 1997. Additional information regarding stock options is provided on pages 17 and 18.

(c) Deferred Stock Units -- These amounts have been deferred under the General Motors Deferred Compensation Plan for Non-Employee Directors and the Director's Long-Term Stock Incentive Plan. For more information about these plans, please refer to the section on Director Compensation on page iii.

(d) Deferred Stock Units -- Includes amounts described in footnote (c) above as well as amounts deferred under the Hughes Electronics Deferred Compensation Plan for Non-Employee Directors. The only material difference between the Hughes plan and the General Motors Deferred Compensation Plan for Non-Employee Directors is that all stock amounts are exclusively in Class H Common Stock.

(e) Shares beneficially owned includes 1,144 shares of Common Stock held in two trusts in which Mr. Fisher has a one-seventh remainderman interest and 500 shares of Common Stock held in a trust of which Mr. Fisher is a co-trustee and the beneficiary is a relative of Mr. Fisher.

(f) Shares beneficially owned includes shares credited under the General Motors Savings-Stock Purchase Program ("GM S-SPP"). This program is available to all salaried employees and provides that participants may contribute up to 20% of eligible salary, subject to maximum limits established by the Internal Revenue Code ("IRC"). Deferred Stock

    Units include shares under the General Motors Benefit Equalization Plan-Savings ("BEP-S"). This Plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the IRC limitations and provides executives with the full GM matching contribution without regard to the IRC limitations. Amounts credited under the Plan are maintained in share units of the Corporation's Common Stock. Following termination of employment, an employee may, at any time, elect to receive a complete distribution of amounts in the BEP-S account, which will be paid in cash. Deferred units also include undelivered incentive awards which will vest upon the occurrence of certain events and which are subject to forfeiture under certain circumstances.

(g) Mr. Battenberg resigned as an executive officer of General Motors effective January 1, 1999 to become Chairman, CEO and President of Delphi Automotive Systems, a subsidiary of General Motors. Effective January 1, 1999, his holdings in the GM S-SPP and BEP-S were transferred to the Delphi Automotive Systems S-SPP and BEP-S.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities law requires that the individuals and groups listed in the preceding table must report to the SEC and the Corporation, within certain periods, how many shares of the Corporation's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Corporation believes that all required filings for 1998 and prior years have been made.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee consists of Messrs. Bryan, G. M. C. Fisher, Marriott, Smale, and Weatherstone. Mr. Marriott is the Chairman and Chief Executive Officer of Marriott International, Inc. Harry J. Pearce, an executive officer of the Corporation, is a director of Marriott International, Inc.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This is a report on the compensation paid to the Corporation's executives, including the Named Executive Officers. The Named Executive Officers for 1998 are:

        John F. Smith, Jr..........   Chairman of the Board of Directors and Chief Executive Officer
                                      ("CEO")
        Harry J. Pearce............   Vice Chairman of the Board of Directors
        G. Richard Wagoner, Jr.....   President and Chief Operating Officer ("COO")
        J. T. Battenberg III.......   Executive Vice President of the Corporation (through 12/31/98)
        Louis R. Hughes............   Executive Vice President of the Corporation

COMPENSATION PHILOSOPHY -- General Motors' executive compensation program is based on the belief that the interests of executives should be closely aligned with those of GM's stockholders. The philosophies of the Corporation's major subsidiaries are in most respects similar to the GM philosophy. Under this philosophy:

     * A meaningful portion of each executive's total compensation is linked directly to accomplishing specific, measurable results which are intended to create value for the stockholders in both the short- and long-term.

     * Executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which each is assigned, and they will be rewarded only when specific, measurable goals which we previously established have been achieved.

     * Each executive's individual performance and contribution will be reflected through salary adjustments and the amount of incentive awards paid, if any.

     * Any long-term incentive awards are paid in GM common stocks to reinforce further the bond between the executives' interests and your interests.

     * In years of strong performance, executives can earn a highly competitive level of compensation. As a result, the Corporation will be able to attract, retain, and motivate the leadership talent it needs to maintain and grow its businesses successfully. Conversely, in years of below average performance, an executive will receive compensation that is less than competitive benchmarks.

STOCK OWNERSHIP GUIDELINES -- The Corporation feels strongly that the best way to reinforce the link between the executives' interests and your interests is to require that executives own a significant amount of GM stock. As a result, our Committee has established formal stock ownership guidelines for all Corporate officers, including the Named Executive Officers, and other select senior executives. Because of our strong commitment to this principle, we have increased the ownership requirements and expect compliance by February 2001. As evidence of their commitment to these guidelines, each current Named Executive Officer holds more than his respective guideline amount. The guidelines are as follows:

                                                                        Minimum Aggregate
                                 Position                               Value Equivalent
        ----------------------------------------------------------    ---------------------
        GM Chairman, Vice Chairman, and President.................    5.0 times base salary
        Executive Vice Presidents/Sr. Vice Presidents.............    4.0 times base salary
        Vice President and Group Executives.......................    3.0 times base salary
        Vice Presidents...........................................    2.0 times base salary

COMPENSATION DEDUCTIBILITY POLICY -- In 1997, GM stockholders approved a new incentive compensation program effective until 2002. This program includes provisions that allow the Corporation to comply with regulations under Section 162(m) of the Internal Revenue Code ("IRC"). As a result, the Corporation will be able to take a tax deduction for performance based compensation in excess of $1 million per taxable year paid to each of the Named Executive Officers. The IRC does not permit companies to take a tax deduction for salary paid in excess of $1 million. The portion of the salary for Messrs. Smith and Pearce which exceeds $1 million will be deferred until after retirement. If complying with
Section 162(m) regulations conflicts with the Corporation's compensation philosophy or what is believed to be the best interests of the Corporation and its stockholders, we may conclude that paying non-deductible compensation is more consistent with the compensation philosophy and in the Corporation's and your best interests.

TYPES OF COMPENSATION -- Aside from benefits, which will be reviewed in the tables following this report, there are three major components to an executive's total compensation package:

        *  Base Salary
        *  Annual Incentives
        *  Long-Term Incentives

     In calculating the proper amount for each compensation component, we reviewed the compensation paid for similar positions at a group of large industrial companies with which GM competes for executive talent. Since the job market for these executives is not limited to the auto industry alone, a group consisting of several large, global industrial/service corporations, including Ford and DaimlerChrysler, was identified as our "comparator group." Each year, we review the compensation paid at these companies as well as their corporate performance, and this is one of the factors we consider in determining the appropriate performance measures and compensation levels for executives. We also rely on information and advice provided by outside consultants.

     Base Salary -- Under the Corporation's compensation program, base salaries for GM executives are targeted to be at the upper end of the third quartile of the salaries paid for similar positions at our comparator group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, responsibilities, and length of time in their current position.

     We believe that continuity in the Corporation's senior leadership group serves the Corporation best. To encourage continuity, each Named Executive Officer has agreed that if he leaves the Corporation he will not work for a competitor for the next two years. This is the Corporation's only contractual arrangement with these executive officers.

     Annual Incentives -- Payment of annual incentive awards to the Named Executive Officers is based on GM's overall performance against the objectives we established in advance. We may make adjustments to awards to reflect the impact of unplanned events and Management's individual performance.

     When we establish the target award and performance objectives, we also set a minimum performance level which must be achieved before any awards can be paid. If this minimum level is not met, there will be no annual incentive payout. At the same time, we also set a maximum level beyond which we will not increase the amount of any payout. The size of final awards depends on the actual level of performance achieved. When we establish this payout range, we assess the degree of performance necessary to achieve the target objective by reviewing both past and projected performance levels, as well as external marketplace conditions such as the economic outlook, competitive performance levels, projected automotive industry volumes, and projected market share. We do not assign a specified weight to these factors, but rather we use our judgment to establish a targeted performance level and related payout range that we believe are in your best interests.

     As was the case for 1997, Management recommended that the Committee continue to raise the bar and establish aggressive performance targets for 1998. We agreed and tied the payment of annual incentive awards to meeting specific levels of net income, Return On Net Assets ("RONA"), and quality, which are based upon the Corporation's budget and business plans. After a review with Management, we used our discretion in setting the specific profitability and quality targets.

     At the end of 1998, we reviewed the Corporation's overall operating performance and evaluated that performance in light of the impact of several unplanned events. Financial results for net income, RONA and quality were below target levels. We determined that 1998 annual incentive awards would reflect the overall performance of Management in achieving such results. The annual incentive awards were determined and paid in cash in early 1999. With respect to certain senior executives, including the Named Executive Officers, Management recommended that annual awards should be reduced to reflect the year-to-year percentage decline in reported earnings, and we concurred.

     Stock Options -- Executives may receive stock options under the provisions of the 1997 Stock Incentive Plan. Options are granted to stress the importance of improving stock value to you, our stockholders, over the long-term and to encourage executives to own GM stock. Stock options are granted at 100% of the average price of the stock on the date of grant. In this way executives can be rewarded only if the stock price goes up, which will benefit both you and the executive. Our Plan does not allow for the repricing of options.

     When we grant options, we follow competitive long-term incentive compensation practices. The size of these grants and other long-term awards discussed below is intended to place executives at the upper end of the third quartile of long-term incentives granted to similar executive positions at survey companies. We consider the number of option shares each executive has already been granted when we determine the size of new grants to each Named Executive Officer. In addition to his responsibilities at GM, Mr. Pearce also has oversight responsibility for Hughes Electronics Corporation and, therefore, we determined that his grant would be denominated partially in Common Stock and partially in Class H Common Stock.

     Other Long-Term Incentives -- Unlike stock options which reward executives for enhancing stockholder value by increasing the prices of GM common stocks, the GM Performance Achievement Plan is designed to encourage executives to focus on accomplishing important strategic business objectives which require more than one year to complete.

     Similar to annual incentive awards, long-term target awards are typically made annually; however, payout, if any, depends upon achieving predetermined targets over a three-year plan period as outlined in the Corporation's strategic business plan for the award period. Whether General Motors actually pays any awards relating to the 1998-2000 grants will depend on whether the Corporation reaches the predetermined RONA level established for GM's business plan. At that point we will determine the percentage of each target award, if any, that eventually will be distributed to participants. The Corporation will not pay any awards if cumulative performance falls below a minimum or threshold level. In any event, final awards will not exceed 200% of target. All awards, if paid, are denominated in common stocks.

AWARDS TO CHIEF EXECUTIVE OFFICER

     In late 1998, we met to determine the compensation levels for Mr. Smith. We recognized his highly effective leadership and his commitment to the Corporation's priorities of running common, thinking lean and running fast, competing on a global basis, and growing the business and all of its sectors. We also noted many positive developments including excellent public reaction to new products; progress in implementing the Delphi public stock offering; the combination of the Corporation's global automotive operations into a single organization; the restructuring of the Vehicle Sales, Service and Marketing Group, enabling the Corporation to more efficiently reach and serve targeted customer groups; the start-up of two new plants in key emerging markets for GM -- Poland and China; expansion of the

Corporation's ownership in, and partnership with, Isuzu and Suzuki; and enhanced focus on and progress in building a constructive relationship with our key unions. We determined Mr. Smith's compensation as follows:

     Base Salary -- As noted in last year's proxy statement, in recognition of his continued strong leadership and performance, Mr. Smith's salary was increased to $1,950,000 effective January 1, 1998, after an interval of 24 months.

     Annual Incentives -- In early 1998 we established an individual award target for Mr. Smith in line with the Corporation's compensation philosophy. At the end of the year we reviewed this award in relation to the established performance measures. Although we considered his individual performance to be outstanding, we nevertheless consented to Management's recommendation that 1998 annual incentive compensation for senior Management be reduced to reflect the year-to-year earnings performance. Consequently, we established Mr. Smith's final payout based on his 1998 target award adjusted by the year-to-year percentage decline in reported earnings.

     Stock Options -- As part of the Corporation's continuing compensation review process, we reviewed the size of the options granted to Mr. Smith in comparison with option grants to CEO's of our comparator group of companies. After considering the number of options previously granted to him, we set the size of his 1998 stock option grant at 300,000 shares of Common Stock.

     Other Long-Term Incentives -- The PAP target awards are disclosed on page
18. The award covers the three-year period 1998-2000. The size of the target award was developed in line with the methodology discussed above. Mr. Smith's 1998-2000 award was denominated in cash and will be paid in GM Common and Class H Common stocks in two installments, if it is earned. The cumulative GM RONA for the 1996-1998 performance period, which concluded at year-end 1998, was above the target level but below the maximum. These results were achieved despite the extremely aggressive three-year target performance level we established in early 1996. The final award for Mr. Smith was paid above target, but below the maximum payout level.

     During 1998, the Committee met with the Board of Directors in an executive session to review the Corporation's performance and the performance of the CEO and other members of senior management, including the Named Executive Officers. We explained our compensation determinations for these executives to the Board who concurred with our decisions.

                        EXECUTIVE COMPENSATION COMMITTEE

  John H. Bryan, Chair          John G. Smale
  George M. C. Fisher           Dennis Weatherstone
  J. Willard Marriott, Jr.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The table below shows the pre-tax compensation paid to the Chairman and CEO
J. F. Smith, Jr. and each of the four other most highly compensated executive officers during 1996, 1997, and 1998.

                                                   Annual Compensation                       Long-Term Compensation
                                       -------------------------------------------          -------------------------
                                                                          Other               Awards        Payouts
                                                                         Annual                            Long-Term     All Other
        Name and                                                         Compen-               Stock       Incentive      Compen-
   Principal Position        Year         Salary         Bonus(1)        sation             Options(2)    Payouts(3)     sation(4)
-------------------------  ---------   -------------   -------------   -----------          -----------   -----------   -----------
                                             $               $              $        Class  # Shares           $             $
J. F. Smith, Jr.
     Chairman & CEO......       1998       1,950,000       1,080,000        56,540   Com.      300,000      1,600,000       103,600
                                1997       1,750,000       2,450,000        63,143   Com.      298,361      1,036,000        82,863
                                1996       1,750,000       1,600,000        69,875   Com.      216,990      2,310,000        52,000
H. J. Pearce
     Vice Chairman.......       1998       1,163,000         475,000          N.A.   Com.       93,750        850,000        56,758
                                                                                     Cl. H      54,095
                                1997         950,000       1,070,000          N.A.   Com.      103,841        550,000        41,610
                                                                                     Cl. H      22,768
                                1996         950,000         840,000          N.A.   Com.      127,019      1,155,000        28,500
                                                                                     Cl. H      27,181
G. R. Wagoner, Jr.
     President & COO.....       1998       1,087,000         475,000          N.A.   Com.      100,000        850,000        49,375
                                1997         925,000       1,020,000          N.A.   Com.      108,495        518,000        36,723
                                1996         925,000         825,000          N.A.   Com.      108,495      1,155,000        27,750
J. T. Battenberg III*
     Executive VP........       1998       1,000,000         450,000        50,624   Com.      100,000        750,000        49,215
                                1997         887,000       1,020,000        53,448   Com.      108,495        475,000        38,112
L. R. Hughes
     Executive VP........       1998       1,000,000         450,000          N.A.   Com.      100,000        700,000        46,764
                                1997         925,000       1,020,000          N.A.   Com.      108,495        518,000        37,740
                                1996         925,000         825,000          N.A.   Com.      108,495      1,155,000        27,750

* Mr. Battenberg became a Named Executive Officer in 1997. He resigned as an executive officer of General Motors effective January 1, 1999 to become Chairman, CEO and President of Delphi Automotive Systems, a subsidiary of General Motors. In February 1999 Delphi completed an initial public offering of 100,000,000 shares of its common stock. After that offering GM owned 82.3% of Delphi common stock and on April 12, 1999, GM's Board of Directors took action to distribute all of such shares by May 28, 1999, principally as a dividend to holders of GM's Common Stock.

(1) Bonus

     * 1998 and 1997 awards were granted under the General Motors 1997 Annual Incentive Plan. They were paid in cash in early 1999 and 1998, respectively.

     * 1996 awards were granted under the General Motors Amended 1987 Stock Incentive Plan under which the awards, granted as Restricted Stock Units ("RSUs"), were equivalent to shares of the Corporation's Common and Class H stocks. These awards were paid in cash in early 1997.

(2) The 1997 and 1996 shares in this column are adjusted to reflect the recapitalization of the Class H stock in December 1997.

(3) Long-term incentive payouts under the General Motors 1992 Performance Achievement Plan.

    * Performance periods (3 year) -- 1996-1998, 1995-1997 and 1994-1996.

    * Form of payment -- shares of Common and Class H stocks.

    * Vesting -- Awards for the Named Executive Officers vest in four equal installments. The first installment vests at the time the final award is determined, the second at the end of the year of determination and the third at the end of the following year. The fourth installment of the 1996-1998 grant vests one year after the third installment; the fourth installment of the 1994-1996 and 1995-1997 grants vest subsequent to retirement.

    * Dividend equivalents are paid on unvested shares.

     The following table sets forth the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of February 28, 1999:

                                                                 Second Installment of 1995-1997 Grant
                                    1996-1998 Grant             and Third Installment of 1994-1996 Grant
                           ----------------------------------   ----------------------------------------
                            Shares Vested         Shares         Shares Vested        Value of Shares       Shares Unvested
                               in 1999           Unvested        Dec. 31, 1998     Vested Dec. 31, 1998      Dec. 31, 1998
                           ---------------   ----------------   ----------------   ---------------------   -----------------
                            Com.    Cl. H     Com.     Cl. H     Com.     Cl. H       Com.       Cl. H      Com.      Cl. H
                           ------   ------   -------   ------   -------   ------   ----------   --------   -------   -------
                                                                                     $71.56      $39.69
                             #        #         #        #         #        #          $           $          #         #
J. F. Smith, Jr..........   4,346    2,017    13,038    6,049    11,508    4,860      823,512    192,893    31,847    12,893
H. J. Pearce.............   2,309    1,072     6,349    4,284     5,495    3,092      393,222    122,721    14,121     8,214
G. R. Wagoner, Jr........   2,309    1,072     6,926    3,214     5,755    2,431      411,828     96,486    15,555     6,296
J. T. Battenberg III.....   2,037      946     6,111    2,836     4,896    2,066      350,358     82,000     6,487     2,716
L. R. Hughes.............   1,902      883     5,703    2,647     5,755    2,431      411,828     96,486    15,555     6,296

(4) This column shows contributions by the Corporation under various savings plans and imputed income for endorsement split-dollar life insurance. In the event of death, the Corporation would be reimbursed for its premiums from the life insurance policy. Additional information regarding the savings plans will be found in footnote (f) on page 9. The following table details the savings and split-dollar amounts.

                             J. F. Smith, Jr.   H. J. Pearce   G. R. Wagoner, Jr.     J. T. Battenberg III     L. R. Hughes
                             ----------------   ------------   ------------------     --------------------     ------------
    Savings Plans......1998      $ 81,900         $ 48,825          $ 45,675                $ 42,000             $ 42,000
                       1997        63,000           34,200            33,300                  31,950               33,300
                       1996        52,000           28,500            27,750                       x               27,750
    Split-dollar life..1998        21,700            7,933             3,700                   7,215                4,764
                       1997        19,863            7,410             3,423                   6,162                4,440

                         OPTIONS AND SAR GRANTS IN 1998

     The following table shows the stock options granted to the Named Executive Officers in 1998. They were granted in a combination of non-qualified and Incentive Stock Options (ISOs) on January 12, 1998. These options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The ISOs expire ten years from the date of grant, and the non-qualified options expire two days later.

                                                  Individual Grants
                                ------------------------------------------------------
                                Number of    % of Total
                                Securities     Options
                                Underlying   Granted to                                   Grant Date
                                 Options      Employees      Exercise      Expiration       Present
             Name                Granted       in 1998         Price          Date         Value(1)
------------------------------  ---------   -------------   -----------   ------------   -------------
                                # Shares          %           $/Share                          $
          $1 2/3 Par
     Common Stock Options
------------------------------
J. F. Smith, Jr...............   300,000           2.12          56.00         1/13/08       3,693,000
H. J. Pearce..................    93,750           0.66          56.00         1/13/08       1,154,000
G. R. Wagoner, Jr.............   100,000           0.71          56.00         1/13/08       1,231,000
J. T. Battenberg III..........   100,000           0.71          56.00         1/13/08       1,231,000
L. R. Hughes..................   100,000           0.71          56.00         1/13/08       1,231,000

    Class H Stock Options
------------------------------
H. J. Pearce..................    54,095           1.28          32.35         1/13/08         771,000

(1) These values were determined based on the Black-Scholes option pricing model at the time of grant. The following assumptions were used in the calculation:

    * Expected price volatility -- 26% (34% for the Class H grant).

    * Options will be exercised in the fifth year (sixth year for Class H).

    * An interest rate based upon the corresponding yield of a government bond maturing five years (six years for Class H) from the date of grant.

    * Dividends at the rate in effect on the date of grant.

    * No adjustments for nontransferability.

     The fact that we use the Black-Scholes model does not necessarily mean we believe or acknowledge that it can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of the Corporation's common stocks and the optionee's individual investment decisions, neither of which can be predicted with any degree of certainty.

                   AGGREGATE OPTION/SAR EXERCISES IN 1998 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1998

     The following table provides information concerning the options exercised by each of the Named Executive Officers in 1998 as well as the value of options held by such executives at the end of the year. The year-end value is based on the closing prices of General Motors common stocks on December 31, 1998 (Common -- $71.56; Class H -- $39.69). No SARs may be granted under the General Motors Stock Incentive Plans.

                                                                                                              Value of
                                                                                  Number of                 Unexercised
                                                                                 Unexercised                In-the-Money
                                                                               Options/SARs at            Options/SARs at
                                                                                Dec. 31, 1998              Dec. 31, 1998
                                               Shares
                             Class of         Acquired         Value            Exercisable/                Exercisable/
          Name                Stock         on Exercise      Realized           Unexercisable              Unexercisable
------------------------  --------------   --------------   -----------   -------------------------   ------------------------
                                              # Shares           $                # Shares                       $

J. F. Smith, Jr.........  Common                 121,649      3,931,177      662,906  /  571,235       17,680,169  /  9,901,037

H. J. Pearce............  Common                  26,758        874,362      213,639  /  205,309        5,289,034  /  3,641,506
                          Class H                  7,142        174,693       63,542  /   78,331          863,049  /   530,522

G. R. Wagoner, Jr.......  Common                   2,508         51,916      325,027  /  208,493        8,926,952  /  3,689,699

J. T. Battenberg III....  Common                  60,513      1,605,951       67,918  /  194,027        1,193,555  /  3,351,195

L. R. Hughes............  Common                  40,473      1,416,719      247,032  /  208,493        5,935,547  /  3,689,699

                           LONG-TERM INCENTIVE AWARDS

     The following table shows target long-term incentive awards granted to Named Executive Officers in 1998. The award covering the 1998-2000 performance period was granted under the General Motors 1997 Performance Achievement Plan. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the extent to which the established RONA target for the three-year performance period is achieved. If the minimum performance level is not met, no awards will be paid.

                             Number of                                Estimated Future Payouts
                           Shares, Units                         Under Non-Stock Price-Based Plans
                                 or          Performance     ------------------------------------------
          Name              Other Rights        Period        Threshold        Target        Maximum
-------------------------  --------------   --------------   ------------   ------------   ------------

                               # Shs.                             $              $              $
J. F. Smith, Jr..........         N.A.           1998-2000        780,000      1,950,000      3,900,000
H. J. Pearce.............         N.A.           1998-2000        340,000        850,000      1,700,000
G. R. Wagoner, Jr........         N.A.           1998-2000        320,000        800,000      1,600,000
J. T. Battenberg III.....         N.A.           1998-2000        320,000        800,000      1,600,000
L. R. Hughes.............         N.A.           1998-2000        320,000        800,000      1,600,000

                               RETIREMENT PROGRAM

     The retirement program for General Motors executives in the United States consists of the General Motors Retirement Program for Salaried Employees and two non-qualified plans. Together, these plans are referred to here as the "GM Salaried Program."

     The General Motors Retirement Program for Salaried Employees is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act (ERISA). The contributory portion (known as Part B) of this tax-qualified plan provides benefits under a formula based on the number of "Years of Part B Credited Service" and upon the average of the highest five years of base salary received during the final ten years of service, subject to certain Internal Revenue Code limitations which may change from time to time. Part B of the tax-qualified plan also provides employees with an annual retirement benefit which is equal to the sum of 100% of the Part B contributions they made after October 1, 1979, and smaller percentages of the contributions they made before that date. If employees elect not to contribute to Part B of the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of credited service (essentially equivalent to the General Motors Hourly-Rate Employees Pension Plan). Benefits under the tax-qualified plan vest after five years of credited service and are payable at the normal retirement age of 65, either in the form of a single life annuity or in a reduced amount in joint and survivor form.

     Supplemental Executive Retirement Program (SERP). If an executive makes Part B contributions to the tax-qualified plan, the executive may also be eligible to receive a non-qualified Regular SERP benefit. The sum of the tax-qualified plan's benefits plus the Regular SERP benefit will provide an eligible executive with total annual retirement benefits under the GM Salaried Program that are equal to 2% times Years of Part B Credited Service times Average Annual Base Salary, less 2% times years of credited service times the maximum annual Social Security benefit in the year of retirement payable to a person retiring at age 65 ($16,476 for a 65 year old retiring in 1999).

     Table I shows the regular form of the estimated total annual retirement benefit payable under the GM Salaried Program (based on Average Annual Base Salary as of December 31, 1998) that would be paid in 12 equal monthly installments per year as a single life annuity to executives retiring in 1999 at age 65. If the executive elects to receive such benefits in the form of a 60% joint and survivor annuity, the single life annuity amounts shown would generally be reduced by 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
         ASSUMING AN EXECUTIVE QUALIFIES FOR REGULAR SERP BENEFITS (A)

                            Years of Part B Credited Service
Average Annual      -------------------------------------------------
Base Salary(b)        15           25            35            45
---------------     -------     ---------     ---------     ---------
     $                 $            $             $             $
     750,000        220,057       366,762       513,467       660,172
   1,070,000        316,057       526,762       737,467       948,172
   1,390,000        412,057       686,762       961,467     1,236,172
   1,710,000        508,057       846,762     1,185,467     1,524,172
   2,030,000        604,057     1,006,762     1,409,467     1,812,172
   2,350,000        700,057     1,166,762     1,633,467     2,100,172

(a) The Average Annual Base Salary and the Years of Part B Credited Service (shown in parenthesis) as of December 31, 1998 for each of the Named Executive Officers were as follows; John F. Smith, Jr. - $1,690,000 (38 years); Harry J. Pearce - $942,500 (21 years); G. Richard Wagoner, Jr. - $917,500 (21 years); J. T. Battenberg III - $767,500 (36 years); and Louis
    R. Hughes - $900,000 (31 years). The Annual Base Salary for the most recent year(s) considered in the calculation reported here are shown in the Summary Compensation Table on page 15 in the column labeled "Salary."

(b) Average Annual Base Salary means the average of the highest five years of base salary paid during the final ten years of service.

     Executives may be eligible to receive an Alternative SERP benefit in lieu of the Regular SERP benefit if they satisfy certain criteria, including not working for any competitor or otherwise acting in any manner which is not in the best interests of the Corporation. An eligible executive will receive the greater of the Regular SERP benefit or the Alternative SERP benefit. The sum of the tax-qualified plan's benefits plus the Alternative SERP benefit will provide an eligible executive with total annual retirement benefits under the GM Salaried Program that are equal to 1.5% times Eligible Years of Part B Credited Service (up to a maximum of 35 years) times the executive's Average Annual Total Direct Compensation, less 100% of the maximum annual Social Security benefit in the year of retirement payable to a person age 65.

     Table II shows the alternative form of the estimated total annual retirement benefit payable under the GM Salaried Program (based upon Average Annual Total Direct Compensation as of December 31, 1998) that would be paid in 12 equal monthly installments per year as a single life annuity to executives retiring in 1999 at age 65. The amounts shown would be reduced in the same way as under the regular form if the executive elects joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
         ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SERP BENEFITS(A)

    Average Annual                    Eligible Years of Part B Credited Service
     Total Direct        -------------------------------------------------------------------
   Compensation(b)           15            20            25            30            35
----------------------   -----------   -----------   -----------   -----------   -----------
          $                   $             $             $             $             $
          1,450,000          309,774       418,524       527,274       636,024       744,774
          2,220,000          483,024       649,524       816,024       982,524     1,149,024
          2,990,000          656,274       880,524     1,104,774     1,329,024     1,553,274
          3,760,000          829,524     1,111,524     1,393,524     1,675,524     1,957,524
          4,530,000        1,002,774     1,342,524     1,682,274     2,022,024     2,361,774
          5,300,000        1,176,024     1,573,524     1,971,024     2,368,524     2,766,024

(a) The Average Annual Total Direct Compensation and the Eligible Years of Part B Credited Service (shown in parenthesis) which may be considered in the Alternative SERP calculation as of December 31, 1998 for each of the Named Executive Officers was as follows: John F. Smith, Jr. - $3,451,000 (35 years); Harry J. Pearce - $1,792,100 (21 years); G. Richard Wagoner, Jr. - $1,754,100 (21 years); J. T. Battenberg III - $1,453,900 (35 years); and
    Louis R. Hughes - $1,731,600 (31 years). The Annual Total Direct Compensation for the most recent year(s) considered in the calculation reported here will be found in the Summary Compensation Table on Page 15 in the columns labeled "Salary" and "Bonus."

(b) Average Annual Total Direct Compensation means the sum of Average Annual Base Salary plus the average of the highest five Annual Incentive Awards earned in respect of the final ten calendar years of service prior to an executive's retirement.

     In addition, the Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of SERP for such executives. Both the regular and alternative form of the SERP benefit are provided under a program which is non-qualified for tax purposes and not pre-funded. SERP benefits under the regular and alternative form can be reduced or eliminated for both retirees and active employees by the Committee and/or the Board of Directors.

                            PERFORMANCE PRESENTATION

     The graphs below compare five year cumulative return to stockholders for each of the two classes of General Motors common stocks against the Standard & Poor's (S&P) 500 Composite Stock Index and comparator data. Except as explained below, each line represents an assumed initial investment of $100 on January 1, 1994 and reinvestment of dividends over the period.

     For General Motors Common Stock, a comparison is made with Ford Motor Company and DaimlerChrysler Corporation. The data for DaimlerChrysler assumes an initial investment in Chrysler Corporation and conversion of Chrysler stock to DaimlerChrysler as a result of its merger with Daimler.

     GM Class H Common Stock was registered under Section 12 of the Exchange Act in late December 1997, and for purposes of this chart, it is assumed that an initial $100 investment was made on December 31, 1997. The Class H stock is compared with the S&P 500 and Barclay's Capital Satellite Index.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          GENERAL MOTORS COMMON STOCK,
                    S&P 500 INDEX, FORD AND DAIMLERCHRYSLER

                                  1/1/94     1/1/95     1/1/96     1/1/97     1/1/98     12/31/98
                                  ------     ------     ------     ------     ------     --------
GM COMMON STOCK..............      100         78         100        109        130        157
S&P 500......................      100        101         139        171        228        293
FORD.........................      100         89          96        113        177        334
DAIMLERCHRYSLER..............      100         94         110        138        154        269

                        COMPARISON OF CUMULATIVE RETURN
                      GENERAL MOTORS CLASS H COMMON STOCK,
              S&P 500 INDEX, AND BARCLAY'S CAPITAL SATELLITE INDEX

                                        12/31/97     12/31/98
                                        --------     --------
GM CLASS H...........................     100          107
S&P 500..............................     100          129
BARCLAY'S CAPITAL SATELLITE INDEX....     100          111

                                   ITEM NO. 2

     The By-laws of the Corporation provide that the selection of independent public accountants by the Audit Committee shall be submitted for ratification by the stockholders at the annual meeting. In accordance with the By-laws, the Committee has selected and engaged the firm of Deloitte & Touche LLP as independent public accountants for the year 1999 and this selection is being presented to you for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to answer any questions that you may have.

     Deloitte & Touche LLP has audited the Corporation's books annually since 1918. It has offices or affiliates in or convenient to most of the localities in the United States and other countries where the Corporation operates and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to General Motors at least once every five years. The Audit Committee reviews and approves in advance any instance where the supervising partner responsible for the General Motors account is assigned for more than three years. If you do not ratify the selection of Deloitte & Touche LLP as independent public accountants, the Audit Committee will seek other accountants. However, because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, it is likely that the appointment would stand for 1999 unless the Committee found compelling reasons for making an immediate change.

     During the 1998 calendar year, Deloitte & Touche LLP provided GM with extensive audit and other services. Fees for all services totaled approximately $63 million.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION, BY THE AUDIT COMMITTEE OF THE CORPORATION, OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS, AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 1999. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, owner of 102 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

"RESOLVED: `That the shareholders recommend that the Board take the necessary steps that General Motors specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.'

"REASONS: `In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized.' `At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation.' `Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.'

`If you AGREE, please mark your proxy FOR this proposal.' "

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL, FOR THE FOLLOWING REASONS:

     The Corporation does not have contractual employment arrangements with any of its executive officers. General Motors provides, beginning on page 15 of the Proxy Statement, extensive information regarding the compensation of its five highest-paid executive officers on the basis established by the Securities and Exchange Commission (SEC) in its proxy rules. The SEC's disclosure rules have been extensively reviewed and commented on by institutional and individual investors. We believe that the proxy rules requiring disclosure of the top five highest paid executives and requiring clearer and more extensive information on all elements of compensation paid to these executive officers via the use of tables provide stockholders with a fair and accurate overview of the levels of compensation paid to the management of the Corporation, as well as an understanding of the overall philosophy according to which the incentive plans are administered. The proposal would impose disclosure requirements on the Corporation that go beyond those prescribed by the SEC for all companies, and the Executive Compensation Committee believes that the provision of any further information regarding the compensation paid to executive officers would not materially assist stockholders in making voting and investment decisions.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     Robert D. Morse, 212 Highland Avenue, Moorestown, NJ 08057, owner of 600 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "I propose that the Officers and Directors consider the discontinuance of all bonuses immediately, and options, rights, SAR's, etc. after termination of any existing programs for top management.

"This does not include any programs for employees.

     "Reasons:

          "Management and Directors are compensated enough to buy on open market, just as you and I, if they are motivated.

          "Management is already well paid with base pay, life insurance, retirement plans, paid vacations, free use of vehicles, etc.

          "Options, rights, SAR;s, etc. are available elsewhere, and a higher offer would induce transfers, not necessarily `hold and retain' qualified persons.

          "Comparison with `peer groups', [other similar companies] pay is unfair, as other management could be better or worse. Would they also accept mistakes of others?

          " `Align management with shareowners' is a repeated ploy or `line' to lull us as to continually increasing their take of our assets. Do we get any purchase options at previous rates?

          "Please vote YES for this proposal and place an `X-Against All', for #1 proposal on line for `except' director nominees, until they stop this practice.

          "If officers filled out a daily work sheet, what would the output show?"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     In 1997, the Executive Compensation Committee undertook a detailed review of the salaries and incentive awards, including stock options, paid to GM executives. Following this review, the incentive program was submitted to the 1997 annual meeting where it was overwhelmingly approved by stockholders. The results of this review are reflected in the Report of the Executive Compensation Committee on Executive Compensation commencing on page 10. Basically, GM's philosophy is to provide a competitive level of base salary and, at the same time, provide executives with the opportunity to realize meaningful rewards through granting of stock options and payment of incentives, when the Corporation's performance so justifies.

     The use of stock options as an executive compensation vehicle is a generally accepted practice and aligns the interests of GM executives more closely with those of stockholders by providing executives with an opportunity for financial reward which is directly linked to the value of GM stock. In recent years, GM's stockholders and executives have benefited together from improvements in GM's financial performance as reflected in GM's stock prices. With respect to options and rights, the Corporation does not grant rights to any executives and SARs have not been granted since 1986. In fact, SARs are no longer permissible under GM's current incentive plans.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5

     The Community of the Sisters of St. Dominic of Caldwell, NJ, 52 Old Swartswood Station Road, Newton, NJ 07860, owners of 100 shares of GM Common Stock, and other filers have given notice that they intend to present for action at the annual meeting the following resolution:

                                "GLOBAL WARMING

"WHEREAS:

     "The overwhelming majority of independent, peer-reviewed atmospheric scientists agree that global warming is not hypothetical but a real, existing problem posing serious challenges for modern civilization;

     "The Intergovernmental Panel on Climate Change (IPCC), composed of more than 2000 scientists nominated and reviewed by governments, warns that global warming caused by burning fossil fuels and emitting greenhouse gases is already under way;

     "The impacts of global warming on our public health and welfare include increased occurrence of extreme weather events, sea-level rises, increased spread of infectious diseases, and more frequent and deadly heat waves like the summer of 1998 which was linked to more than 150 deaths in Texas alone.

"WE BELIEVE:

     "It will cost U.S. taxpayers billions of dollars to combat the impacts of global warming. So far, our company has not lived up to its responsibility as a producer of the pollution which causes global warming. In order to leave the children of the world a safe and healthy environment, and protect threatened plants and animals, it is time for General Motors to lead by example. A variety of companies including Toyota, British Petroleum, 3M, Enron and others have stated that they `accept the views of most scientists that enough is known about the science and environmental impacts of climate change for us to take actions to address its consequences.' These companies are preparing for the future now by taking the concrete steps necessary to assess their opportunities for reducing the amount of carbon pollution they produce. Failing to rise to the challenge set by these industry leaders will hurt our company's competitiveness and cost our shareholders increasing amounts of money.

"RESOLVED: that the shareholders of General Motors request that the Board of Directors report (at reasonable costs and omitting proprietary information), to shareholders by August 1999, on the greenhouse gas emissions from our company's own operations and products, including (with dollar amounts where relevant) (i) what our company is doing in research and/or action to reduce those emissions and ameliorate the problem, (ii) the financial exposure of our company and its shareholders due to the likely costs of reducing those emissions and potential liability for damages associated with climate change, and (iii) actions by our company, or by the industry associations to which it pays dues, promoting the view that the issue of climate change is exaggerated, not real, or that global warming may be beneficial.

                             "SUPPORTING STATEMENT

"We believe that General Motors is exposing its shareholders to financial risk by continuing to produce unnecessary amounts of the pollution which causes global warming, even as the problem of climate change becomes more severe, more widely understood, and more likely to lead to legislation that will penalize excessive carbon polluters. Furthermore, we believe that our company is incurring costs for advertising and lobbying to suggest that the problem of global warming is exaggerated, not real, or too costly to deal with; and thus using our prestige and influence to delay any lessening of climate change."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     GM recognizes the significant challenges presented by the global climate issue and appreciates that GM, along with other global entities, must take action to address it. The Corporation has a commitment to protecting human health, natural resources, and the global environment. This commitment is expressed in the GM Environmental Principles, which were approved by the GM Board of Directors in 1991, and apply to our operations and products worldwide. These principles provide a disciplined framework for all our employees regarding GM's environmental direction and reflect GM's long-standing commitment to environmental stewardship. Information about specific GM initiatives that demonstrate this commitment can be found in the reports referenced below.

     The GM Environmental, Health and Safety Report, which is published annually, contains comprehensive environmental performance data, including greenhouse gas emissions. The 1997 report follows the Coalition for Environmentally Responsible Economies (CERES) report protocol, which is a standardized format for environmental disclosure. CERES, a non-profit membership organization, is a diverse coalition composed of leading environmental organizations and leaders in the investment community. The GM Environmental, Health and Safety Report is publicly available and can be obtained from the Secretary or can be found on the Internet at www.gm.com/ehsreport.

     GM also submits a voluntary report on annual greenhouse gas emissions and emission reductions to the U.S. Department of Energy. This report is made in accordance with the Department of Energy's Voluntary Reporting of Greenhouse Gas Emissions under Section 1605(b) of the Energy Policy Act of 1992. GM was the first vehicle manufacturer to make this submittal and has participated in this program since its inception. The report, which is publicly available, demonstrates the progress that GM is making in reducing greenhouse gas emissions. GM has also received recognition for these efforts. On November 17, 1998, GM was one of 17 manufacturers--and the only automobile manufacturer--to receive the Climate Wise Partner Achievement Award. This Award was the first ever by the U.S. EPA to ". . . recognize outstanding innovation, leadership, results and planning in reducing greenhouse gas emissions . . . ."

     GM participates in groups with diverse perspectives to promote understanding and to find common ground on sound public policy approaches. For example, GM is a member of the Climate Task Force of the President's Council on Sustainable Development (PCSD), which is working constructively to build consensus among industry, environmental, citizen, and state and local leaders. In another cooperative initiative, GM, the World Resources Institute, and other major global companies announced the results of their collaborative study called "Safe Climate Sound Business" on October 22, 1998. The study concluded that potential climate change is cause for concern and that precautionary action is justified for business, governments, and environmental organizations.

     At GM, we believe that technology development is key to addressing the global climate issue, and we are working on new technologies that will enable us to meet customer demands and environmental goals. A few of these initiatives include the following:

     * GM is pursuing the development and implementation of new technologies to increase the fuel economy of our vehicles, thus reducing greenhouse gas emissions. Since 1974, we have improved the average fuel economy of new passenger cars and light trucks in the U.S. by approximately 130% and 75%, respectively, with similar improvements in our European vehicles.

     * GM currently has available to the public two electric vehicles that emit no greenhouse gases, the EV1 and the S10 electric pickup truck. GM is continuing the development of electric vehicles, addressing both the technology and market challenges associated with these zero-emission vehicles.

     * In January 1998, GM unveiled four advanced technology concept vehicles, including a compressed natural gas version of the EV1, two hybrid propulsion system cars, and a fuel cell-powered vehicle. The major investments in these initiatives demonstrate GM's efforts to explore all potential solutions to the global climate issue.

     * GM has joined with the Federal government and other auto manufacturers in the Partnership for a New Generation of Vehicles (PNGV). This project is a collaborative effort to reach for a "supercar" by early in the next century. We participate in a similar effort in Europe called EUCAR.

     * GM is also working with major oil companies to develop cleaner fuels for the current fleet of vehicles as well as advanced technology vehicles.

     GM has concluded that there is enough evidence linking global climate change to man-made greenhouse gases to have cause for concern, and we've said so. Having said so, we accept certain responsibilities with respect to our products and manufacturing processes. However, if we act precipitously, the economic costs could go well beyond most people's ability to pay regardless of their commitment to the environment. GM is working toward solutions that both meet market demands and protect the environment. We must be judicious in our actions to ensure that we have identified the most viable technological solutions without disrupting the economic foundation necessary for this development work to continue.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     Mr. John J. Gilbert and the estate of Lewis D. Gilbert, 29 East 64th Street, New York, NY 10021-7043, each the owner of record of 100 shares of Common Stock, Margaret R. Gilbert and John J. Gilbert, co-trustees under the will of Samuel Rosenthal, owners of 200 shares of Common Stock, and both representing additional family ownership of 133 shares of Common Stock have given notice that they intend to present for action at the annual meeting the following resolution:

"RESOLVED: That the stockholders of General Motors Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns, multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

                                    "REASONS

"Continued very strong support along the lines we suggest were shown at the last annual meeting when 28.6%, 42,612 owners of 141,501,553 shares, were cast in favor of this proposal. The vote against included 78,298 unmarked proxies.

"California law requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio has the same provision.

"The National Bank Act provides for cumulative voting. Companies get around it by forming holding companies without cumulative voting. Banking and other authorities should question the capability of directors to be on boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have more hearings to prevent such persons becoming directors before they harm investors.

"The recent banking failures throughout the world shows the importance of cumulative voting to get better directors on the board.

"Many successful corporations have cumulative voting. Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have been prevented with cumulative voting, which would get directors on the board to help prevent such things. Ingersoll-Rand won two awards having cumulative voting.

"Another good example is Union Pacific, having troubles with freight shipments which were backed up for months. The merger with Southern Pacific was the excuse. Two years ago, Union Pacific took away cumulative voting.

"Lockheed-Martin, as well as VWR Corporation have a provision that if anyone has 40% or more of the shares cumulative voting applies.

"In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting but the stockholders defeated it, showing stockholders are interested in their rights. Very successful Hewlett Packard has cumulative voting.

"If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that cumulative voting would have the potential to weaken effective Board functioning in at least two respects. First, cumulative voting introduces the possibility of partisanship among Board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors. Second, it is the Board's duty to represent all of the stockholders. To do so, each Director must feel a responsibility toward all the stockholders, without any special loyalty to any one group. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of stockholders rather than in the interests of all stockholders. At General Motors, all of our stockholders are minority owners, although some stockholders have more extensive holdings than others. The Board does not believe that some minority of stockholders should be advantaged--or disadvantaged--compared with all other stockholders.

     A similar proposal for cumulative voting was rejected by General Motors stockholders at the 1998 meeting and on fourteen other occasions. The possibility of factionalism that cumulative voting presents has led to a trend against its adoption. Many companies have eliminated cumulative voting over the years. Overall, its presence has declined. The State of California, considered among the most protective of stockholder interests, amended its state laws to permit corporations to repeal cumulative voting in 1989. In supporting the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:

       "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, (not) rancor and contention."

     No reason is given, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. Twelve of General Motors' 15 Board members are independent, non-employee directors and all candidates are nominated for the Board by General Motors' Committee on Director Affairs which consists entirely of independent directors. This guarantees the continued independence of the Board in representing all of the stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7

     Ray T. Chevedden and Veronica G. Chevedden, 5965 S. Citrus, Los Angeles, CA 90043, owners of 2,000 shares of Common Stock have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED:

"LIMIT THE EXCESSIVE NUMBER OF OUTSIDE BOARD SEATS HELD BY GM DIRECTORS.

"General Motors shareholders request the Board of Directors take all necessary steps to enact this resolution today. This includes the requirement that changing these limits on outside board seats can be instituted only with a majority shareholder vote as a separate issue."

     "This board limit is the standard issued by the National Association of Corporate Directors;

  "1) Employed directors should sit on no more than 3 boards.

  "2) Retired directors should sit on no more than 6 boards.
     "This limit was the result of the National Association of Corporate Directors blue-ribbon study on board professionalism.

     "This limit responds to a key point in the Business Week December 8, 1997 cover story `The Best & the Worst Boards:'

     "GM's Ann McLaughlin has 13 board seats--stretched too thin?

     "GM shareholders cannot afford an overextended board when these challenges face the company:

"GM shares remain among the most under-appreciated in the stock market. Since 1965 GM's market value has increased by just 50% while the Dow is up 10-times.

                  Barrons                             May 11, 1998

"Investors implicitly value GM's car and truck making side as worthless or even a liability.

                  The Economist                       Oct. 10, 1998

"The GM-owned PanAmSat said a critical subsystem on its Hughes-built Galaxy VII satellite was impaired. This was 6 weeks after a failure on another Hughes satellite crippled pager service throughout the U.S. for several days.

                  New York Times                      July 3, 1998

"The failure and total loss of a $100-million Hughes HS 601 satellite in May is followed by serious malfunctions on 3 other HS 601 satellites.

                  Aviation Week                       July 13, 1998

"The Pentagon found U.S. security had been damaged by GM-Hughes giving rocket guidance data to Chinese officials. The Justice Department opened a criminal investigation.

                  New York Times                      April 15, 1998

"C. Michael Armstrong, former head of Hughes, criticized by Senate Republicans for aggressively lobbying President Clinton to lift sanctions imposed on China for selling M-11 missile technology to Pakistan.

                  Aviation Week                       August 3, 1998

"Senators accused C. Michael Armstrong of lobbying President Clinton too aggressively and acting as unofficial envoy between China and the U.S. to lift sanctions against China. American corporations should not serve as mini-State Departments, said Senator Fred Thompson as he scolded Mr. Armstrong.

                  New York Times                      July 30, 1998

"GM spent maybe $400 million on the EV-1 electric car, the greatest single automotive product disaster of all time--fewer than 500 delivered.

                  Forbes                              Sept. 21, 1998

"The EV-1 electric car has flopped in the showrooms and, to add insult to unsalability, has done little to lift GM's standing with environmentalists.

                  Fortune                             Aug. 3, 1998

"GM sees $3 billion charge for plant closings.

                  Los Angeles Times                   Nov. 12, 1998

"GM will take a $300 million Delphi charge in the 4th quarter and a $560 million year-2000 charge.

                  Wall Street Journal                 Nov. 17, 1998

"GM Class H Shareholders sued GM for cheating them out of the 20% premium they were promised if GM sold part of Hughes Electronics. [The lawsuit continues unresolved]

                  Detroit News                        Feb. 25, 1997

"GM eliminated a 25-cent-a-share dividend on GM-H stock. In contrast 3M announced its 40th consecutive annual dividend boost.

                  Barrons                             Feb. 16, 1998

     "To encourage the GM board to give greater attention to these issues:
                            "LIMIT BOARD MEMBERSHIPS
                                   "YES ON 7"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board believes that each General Motors director is fully committed to doing whatever is necessary, including spending sufficient time, to fulfill his or her fiduciary obligations to its stockholders.

     GM Board's Corporate Governance Guideline concerning Board membership criteria (No. 1) makes the Board's Committee on Director Affairs responsible for annually reviewing with the Board the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board. This review considers issues of diversity, age, skills such as understanding of manufacturing technologies, international background, etc. -- to determine the current needs of the Board. In addition, before recommending Director candidates to the Board, the Committee examines each individual's ability to devote the time required to be an effective representative of the stockholders. This review includes evaluating the demands on the potential nominees' time from present employment as well as service on other boards. The Committee recommends only those candidates fully able to meet the necessary commitment to GM and its stockholders. In addition, under the GM Board's Corporate Governance Guideline No. 10, independent Directors must advise the Chairman of the Board and the Chairman of the Committee on Director Affairs in advance of accepting an invitation to serve on another board.

     Finally, the Board believes that the experience Directors gain by serving on other boards is an asset, not a liability, to General Motors. Further, by limiting the number of other corporations' boards on which a GM Director can serve, this proposal would limit the pool of candidates who could serve on the Board and could reduce the diversity of experience of members of the Board. Moreover, General Motors and its stockholders could lose the experience and knowledge of valuable Directors if they fail to resign from a requisite number of other boards. The Corporation and its stockholders are best served through the Board and the Committee on Director Affairs continuing to consider each person's ability to devote sufficient time to Board matters on an individual basis rather than according to an arbitrary, inflexible rule.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 8

     John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of 50 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"SHAREHOLDERS RECOMMEND THE BOARD NOMINATE, AS A MATTER OF ROUTINE, AN EMPLOYEE DIRECTOR, CHOSEN FROM ONE OF THE COMPANY'S RECOGNIZED LABOR UNIONS, AT LABOR'S DISCRETION. GM shareholders request the Board of Directors take all necessary steps to enact this resolution today.

     "SUPPORTING STATEMENT:

"Labor relations is arguably the key issue confronting GM today, particularly with the GM's upcoming 1999 UAW contract negotiations:

"Since 1996, GM has lost $2.9 billion because of strikes.

                  Wall Street Journal                 July 2, 1998

"The latest strike cost GM an added $3 billion in after-tax profits.

                  Value Line                          Sept. 11, 1998

"GM must have the worst labor record in American industry. Yet vice president of labor relations Gerald Knechtel, who has been in office since 1992, seems to have more job security than a tenured professor.

                  Fortune                             Aug. 3, 1998

"Yet the GM response to reducing labor costs is flawed:

"* GM has come up with a plan to build new `lean' factories, a scheme observers find bewildering. The plan ignores the fact that a trained, motivated workers can boost productivity more than new plants and equipment.

"* Worse, GM's reliance on technology sounds eerily like former CEO Roger
   Smith's failed plan in the early 1980s to fill plants with robots.

                  Fortune                             Sept. 7, 1998

"* The prototype for the new GM factory is being built in Brazil, but it isn't in production yet nor a proven success. Chrysler and Ford make record profits in the U.S. without wildly experimenting with untried manufacturing techniques.

"* In GM's plans for new factories, lower costs are the key--nothing about better design or better technology.

                  Forbes                              Sept. 21, 1998

"* As the strike dragged on, chairman Smith came under harsh criticism. Both
   Fortune and Business Week called for GM's board to replace Smith.

                  Newsweek                            Aug. 10, 1998

   "While GM has one of the worst labor relations, Ford and Chrysler have a far better relationship with the labor.

"* Chrysler's Dennis Pawley, one of its 6 executive vice presidents, is a top auto executive who worked his way up from the factory floor and is well known among union leaders as a result.

                  New York Times                      June 19, 1998

     "There is a need for direct communication from the shop floor to the boardroom.

     "As employees, stockholders and customers of GM, the workers' perspective on the competitive operation of GM is a resource that the Board should welcome. There is a need for direct communication from the shop floor to the boardroom.

     "Companies such as Chrysler, United Airlines, and Northwest Airlines have benefited from boards that include employee/union members. This action will serve as a source of significant value to ensure GM's future success. Since boards typically include members cognizant of various constituents, such as suppliers, customers, economics, academia and politics, it behooves the board to include directors finely tuned to the challenges facing the workforce in making GM's business more competitive.

"To encourage labor cooperation that is competitive with other auto companies:

                          "VOTE FOR EMPLOYEE DIRECTORS
                                   "YES ON 8"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Committee on Director Affairs of the General Motors Board of Directors has responsibility to conduct continuing studies of the size, composition and mix of expertise, experience and viewpoints of the Board and make recommendations as to candidates for membership.

     The Board believes that it is each Director's responsibility and duty to represent all of the stockholders. To do so, each Director must feel a responsibility toward all the stockholders, without any special loyalty to any one group. In this regard, the Board notes the position of Teachers Insurance Annuity Association-College Retirement Equities Fund (TIAA-CREF), the largest U.S. pension fund (private or public): "Each director should represent all shareholders; therefore, TIAA-CREF opposes the nomination of specific representational directors. . . ." TIAA-CREF, Policy Statement on Corporate
Governance (October 1997).

     The Board also believes that a Director who is nominated for the distinct purpose of providing employee representation would face inherent conflicts concerning the sometimes differing interests of employee constituents and stockholders.

     In the Board's view, the interests of stockholders as a whole are best served when the Committee on Director Affairs is able to exercise discretion to consider potential qualified candidates who will bring broad experience, skills and perspectives to bear on GM's effort to achieve continued business success and increase stockholder value.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 8. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 9

     Frank Henderson, 5338 Garth Ave., Los Angeles, CA 90056, owner of 100 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"ONLY INDEPENDENT DIRECTORS ARE ELIGIBLE FOR KEY BOARD COMMITTEES.

GM shareholders request the Board of Directors take all necessary steps to enact this resolution today. Independence includes no additional links to GM, no additional links to other directors and a stake in GM. The Key Committees are:

  "* Nominating
  "* Compensation
  "* Audit

     "SUPPORTING STATEMENT

"CalPERS, a $100 billion institutional investor, said it is fundamental that the key compensation and nomination committees consist ENTIRELY of independent directors.

"The standard for director independence makes ineligible:

  "* Interlocking directors
  "* Directors with more than 12 years service on the board
  "* Directors affiliated with companies that do significant business with GM or get an extra GM paycheck
  "* Directors with less than 2,500 shares of stock

        "Non-independent GM directors are still eligible for service outside of key committees.

        "This requirement would make the following directors ineligible for Key Board Committees:

        "1) Interlocking cross-directors:

     Interlocking Directors                          Company
     ---------------------------------------------   ----------------------
     McLaughlin* & Fisher                            American Airlines
     McLaughlin,* Marriott & Pearce                  Marriott
     McLaughlin* & Wyman                             Aspen Institute
     Bryan & Fisher                                  First Chicago
     Fisher & Wyman                                  AT&T

  "* Note the 3 cross-directorship for overextended director Ms. McLaughlin (11 board seats).

  "* Corporate governance experts say cross-directors tend to look out for each others' interest, rather than those of shareholders.
                  Business Week                         March 9, 1998

        "2) Directors with more than 12 years service on the board:

     Fisher III                       27-year director term
     Smale                            17-year director term

  "* 'To allow fresh ideas' the National Association of Corporate Directors guidelines said: Consider limits on length of director service to 10-15 years.

  "* CalPERS has argued that board members who stay on for a decade or more should no longer be considered independent.
                  Business Week                         Sept. 15, 1997

        "3) Directors affiliated with companies that do significant business with GM.

     Marriott                         Marriott Hotels
     McLaughlin                       Aspen Institute
     Smale                            $200,000 extra GM paycheck

  "* It is a clear conflict of interest and divided loyalty when a director could use his position on the GM Board to generate business for another company.

  "* It gives a conflicting example to GM employees.

        "4) Own less than 2,500 shares of stock (beneficially):

     Sullivan                         100 shares (per 1998 GM proxy)
     Everhart                         400 shares
     Marriott                         1000 shares
     Wyman                            1000 shares
     Bryan                            2000 shares

  "* AT&T CEO Michael Armstrong requires directors to invest in AT&T's performance.

  "* Directors required to raise their stock holdings to 8,000 shares each.

                  USA Today                             Dec. 19, 1997

     "These are key issues that deserve proactive and objective attention from independent directors with a stake in GM:

  "* GM estimates the 8-week strike cost it $3 billion.

                  New York Times                        July 31, 1998

  "* No one won during this strike. But General Motors lost. And it lost more than just the $3-billion of its shareholders' money.

  "* Let's hope this is the beginning of a solution. Otherwise, we're going to see a real blood-bath next year at contract time.

                  Automotive News                       Aug. 3, 1998

  "* GM suffered through 12 strikes in the past several years that have cost
     $2.9 billion.

                  Fortune                               Aug. 3, 1998

  "* GM-Hughes accused of illegally helping the Chinese develop ballistic missiles that can hit the U.S.

                  Insight on the News                   May 4, 1998

  "* 80% of 50 million pagers lost service after a GM-Hughes satellite spun out of control.

                  New York Times                        May 22, 1998

  "* A plan for new assembly plants at $500 million each is typical of GM's approach of throwing money at productivity problems that partly reflect management problems.

                  New York Times                        Aug. 9, 1998

                "To enact independent Board oversight vote for:

                 "INDEPENDENT DIRECTORS ON KEY BOARD COMMITTEES
                                   "YES ON 9"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of board independence. The Board, as nominated, will be comprised of 15 directors, 12 of whom are independent under Section 2.12 of the General Motors By-laws. That Section of the By-laws provides that a majority of the Board's nominees for director for each year must be "independent." The definition of "independent" is substantially the same as the definition used by major pension funds, including the definition that the CalPERS Core Principles and Guidelines (April 1998) suggest. The GM By-law reads:

     "[A] director who: (i) is not and has not been employed by the corporation or its subsidiaries in an executive capacity within the five years immediately prior to the annual meeting at which the nominees of the board of directors will be voted upon; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or its subsidiaries; and
     (vi) is not a spouse, parent, sibling or child of any person described by
     (i) through (v)."

     The Board of Directors consists of seven standing committees, with six of the committees wholly comprised of independent directors as defined by GM's By-laws. This includes the Committee on Director Affairs (Nominating), the Executive Compensation Committee and the Audit Committee. Of the total 41 committee memberships on the seven standing committees, 40 are considered independent. The Chairman and Chief Executive Officer serves as a member of Investment Funds Committee.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 9. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The Corporation will pay the cost of this solicitation of proxies. General Motors will solicit proxies by mail and the directors, officers, and employees of GM may also solicit proxies by telephone, telegram, or personal contact. These persons will not receive any additional compensation for such services. In addition, General Motors has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters which might come before the annual meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters related to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors was not aware of any such matter which would be presented for action at the meeting.

     IF YOU ARE GOING TO VOTE BY MAIL, WE ENCOURAGE YOU TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY CARD. HOWEVER, YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS; JUST SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE GOING TO VOTE BY TELEPHONE OR THE INTERNET, SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED FORM. THANK YOU FOR YOUR COOPERATION AND YOUR PROMPT RESPONSE.

                                            By order of the Board of Directors,

                                            NANCY E. POLIS, Secretary

April 20, 1999

------------------------------------------------

RESULTS OF THE ANNUAL MEETING
The results of the voting at the annual
meeting will be provided to all stockholders.
To obtain a transcript of the meeting,
stockholders should write to General Motors
Corporation, Mail Code 482-111-238, General
Motors Building, Detroit, Michigan 48202.

------------------------------------------------


------------------------------------------------

ENVIRONMENTAL, HEALTH & SAFETY REPORT
If you would like a copy of the General
Motors Environmental, Health & Safety Report, you may obtain it by writing to General
Motors Corporation, Mail Code 482-111-239,
General Motors Building, Detroit, Michigan
48202 or on GM's Internet site,
www.gm.com/ehsreport. This report provides information on the environmental aspects of GM's products and operations.

------------------------------------------------


------------------------------------------------

IMPORTANT!
  If you are going to vote by mail, you are encouraged to specify your choices by marking the appropriate boxes on the enclosed proxy.
However, if you wish to vote in accordance with the Board of Directors' recommendations, it is not necessary to mark any boxes. Merely sign, date and return the proxy in the enclosed envelope.

-----------------------------------------------

Printed on recycled paper

[GM LOGO]

 GM                      GENERAL MOTORS CORPORATION
----                   PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                   MONDAY, JUNE 7, 1999, 9:30 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, G. Richard Wagoner, Jr., and J. Michael Losh and each of them as the Proxy Committee, to vote the COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart,
C. T. Fisher III, G. M. C. Fisher, K. Katen, J. W. Marriott, Jr.,
A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, J. G. Smale, J. F. Smith, Jr.,
L. W. Sullivan, G. Richard Wagoner, Jr., and D. Weatherstone), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 1999 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

TO VOTE BY TELEPHONE / INTERNET -- SEE ENCLOSED INSTRUCTIONS.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK
/X/ YOUR VOTE
    WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-9 This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                                 FOR     WITHHELD

1. Election of Directors         / /       / /


   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                        FOR    AGAINST  ABSTAIN

2. Ratify selection     / /      / /      / /
   of Independent
   Accountants


THIS PROXY/ VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK AND CLASS H COMMON STOCK.

--------------------------------------------------------------------------------
              TO VOTE BY TELEPHONE / INTERNET -- SEE INSTRUCTIONS.


This proxy/voting instruction card will be voted
"AGAINST" Items 3-9 if no choice is specified.

                         FOR    AGAINST  ABSTAIN

 3. Stockholder         / /      / /      / /
    proposal on
    compensation
    disclosure

 4. Stockholder         / /      / /      / /
    proposal to
    discontinue
    incentive awards

 5. Stockholder         / /      / /      / /
    proposal
    on greenhouse
    gas emissions

 6. Stockholder         / /      / /      / /
    proposal on
    cumulative voting

 7. Stockholder         / /      / /      / /
    proposal to
    limit board
    memberships

 8. Stockholder         / /      / /      / /
    proposal on
    nominating a Board
    candidate

 9. Stockholder         / /      / /      / /
    proposal on
    independent
    directors on key
    Board committees

-------------------------------------------------------------------------------
SIGNATURE(S)                                                        DATE
         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

 GM                      GENERAL MOTORS CORPORATION
----                   PROXY/VOTING INSTRUCTION CARD                  COMMON

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                   MONDAY, JUNE 7, 1999, 9:30 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, G. Richard Wagoner, Jr., and J. Michael Losh and each of them as the Proxy Committee, to vote the COMMON STOCK of the undersigned upon the nominees for Director
(P. N. Barnevik, J. H. Bryan, T. E. Everhart, C. T. Fisher III,
G. M. C. Fisher, K. Katen, J. W. Marriott, Jr., A. D. McLaughlin,
H. J. Pearce, E. Pfeiffer, J. G. Smale, J. F. Smith, Jr., L. W. Sullivan,
G. Richard Wagoner, Jr., and D. Weatherstone), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 1999 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK                                                        COMMON
/X/ YOUR VOTE
    WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-9

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                                 FOR     WITHHELD

1. Election of Directors         / /       / /


   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                        FOR    AGAINST  ABSTAIN

2. Ratify selection     / /      / /      / /
   of Independent
   Accountants


THIS PROXY/ VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK.


This proxy/voting instruction card will be voted
"AGAINST" Items 3-9 if no choice is specified.

                         FOR    AGAINST  ABSTAIN

 3. Stockholder         / /      / /      / /
    proposal on
    compensation
    disclosure

 4. Stockholder         / /      / /      / /
    proposal to
    discontinue
    incentive awards

 5. Stockholder         / /      / /      / /
    proposal
    on greenhouse
    gas emissions

 6. Stockholder         / /      / /      / /
    proposal on
    cumulative voting

 7. Stockholder         / /      / /      / /
    proposal to
    limit board
    memberships

 8. Stockholder         / /      / /      / /
    proposal on
    nominating a Board
    candidate

 9. Stockholder         / /      / /      / /
    proposal on
    independent
    directors on key
    Board committees

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________

 GM                      GENERAL MOTORS CORPORATION
----                   PROXY/VOTING INSTRUCTION CARD                  CLASS H

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                   MONDAY, JUNE 7, 1999, 9:30 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, G. Richard Wagoner, Jr., and J. Michael Losh and each of them as the Proxy Committee, to vote the CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart, C. T. Fisher III, G. M. C. Fisher, K. Katen, J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, G. Richard Wagoner, Jr., and D. Weatherstone), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 1999 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK                                                        CLASS H
/X/ YOUR VOTE
    WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-9

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                                 FOR     WITHHELD

1. Election of Directors         / /       / /


   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                        FOR    AGAINST  ABSTAIN

2. Ratify selection     / /      / /      / /
   of Independent
   Accountants


THIS PROXY/ VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF CLASS H COMMON STOCK.


This proxy/voting instruction card will be voted
"AGAINST" Items 3-9 if no choice is specified.

                         FOR    AGAINST  ABSTAIN

 3. Stockholder         / /      / /      / /
    proposal on
    compensation
    disclosure

 4. Stockholder         / /      / /      / /
    proposal to
    discontinue
    incentive awards

 5. Stockholder         / /      / /      / /
    proposal
    on greenhouse
    gas emissions

 6. Stockholder         / /      / /      / /
    proposal on
    cumulative voting

 7. Stockholder         / /      / /      / /
    proposal to
    limit board
    memberships

 8. Stockholder         / /      / /      / /
    proposal on
    nominating a Board
    candidate

 9. Stockholder         / /      / /      / /
    proposal on
    independent
    directors on key
    Board committees

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________

                         VOTE BY TELEPHONE OR INTERNET

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE:            THERE IS NO CHARGE TO YOU FOR THIS CALL
                            CALL TOLL FREE  *  ON A TOUCH-TONE TELEPHONE
                                      1-877-779-8683 ANYTIME.

                          YOU WILL BE ASKED TO ENTER THE 14-DIGIT CONTROL NUMBER LOCATED ABOVE YOUR NAME AND ADDRESS ON THE PROXY/VOTING INSTRUCTION CARD AND THE LAST FOUR DIGITS OF YOUR U.S. TAXPAYER IDENTIFICATION (SOCIAL SECURITY) NUMBER.

OPTION A:                 To vote as the Board of Directors recommends on ALL
                          items, PRESS 1.

OPTION B:                 If you choose to vote on each item separately,
                          PRESS 2. You will hear these instructions:

                          ITEM 1: To vote FOR ALL nominees, PRESS 1; to WITHHOLD FOR ALL nominees, PRESS 2.

                                   To WITHHOLD FOR AN INDIVIDUAL nominee,
                                   PRESS 3 and listen to the instructions.

NOMINEES:                 (01) P. N. Barnevik; (02) J. H. Bryan;
                          (03) T. E. Everhart; (04) C. T. Fisher III;
                          (05) G. M. C. Fisher; (06) K. Katen;
                          (07) J. W. Marriott, Jr.; (08) A. D. McLaughlin;
                          (09) H. J. Pearce; (10) E. Pfeiffer; (11) J. G. Smale;
                          (12) J. F. Smith, Jr.; (13) L. W. Sullivan;
                          (14) G. R. Wagoner, Jr.; (15) D. Weatherstone.

                          ITEM 2: To vote FOR, PRESS 1; AGAINST, PRESS 2; ABSTAIN, PRESS 3. The instructions are the same for all remaining items to be voted.

                          WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET:         THE WEB ADDRESS IS HTTP://WWW.EPROXYVOTE.COM/GM

                              THANK YOU FOR VOTING
                                                                       GM-EV-99